UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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FRANKLIN RESOURCES, INC.

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FRANKLIN RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DEAR STOCKHOLDER:

The Board of Directors of Franklin Resources, Inc. (the “Company”) invites you to attend the 2007 annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, January 25, 2007 at 10:00 a.m., Pacific Standard Time, in the H. L. Jamieson Auditorium, at One Franklin Parkway, Building 920, San Mateo, California, for the following purposes:

1.	To elect 13 directors to the Board of Directors to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her death, resignation, retirement, disqualification or removal.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.

3.	To approve an amendment and restatement of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan, including an increase of 4,000,000 shares authorized for issuance under the plan.

4.	To transact such other business that may properly be raised at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The Company’s Board of Directors has fixed the close of business on November 30, 2006 as the record date for the determination of stockholders entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting or any adjournments thereof. Your vote is very important. Even if you think that you will attend the Annual Meeting, we ask you to please return your proxy card. You also can vote your shares by telephone or over the Internet.

By order of the Board of Directors,

BARBARA J. GREEN

SECRETARY

DECEMBER 29, 2006

SAN MATEO, CALIFORNIA

Please vote by telephone or by using the Internet as instructed on the enclosed proxy card or complete, sign and return the proxy card in the enclosed envelope.

FRANKLIN RESOURCES, INC.

One Franklin Parkway

San Mateo, California 94403-1906

PROXY STATEMENT

December 29, 2006

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are furnished in connection with the solicitation by the Board of Directors of Franklin Resources, Inc., a Delaware corporation (the “Company”), of the accompanying proxy to be voted at the 2007 annual meeting of stockholders (the “Annual Meeting”), which will be held on Thursday, January 25, 2007, at 10:00 a.m., Pacific Standard Time, in the H. L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California, the Company’s principal executive offices. We expect that this Proxy Statement and the enclosed proxy will be mailed on or about December 29, 2006 to each stockholder entitled to vote.

All materials filed by the Company with the Securities and Exchange Commission (the “SEC”) can be obtained at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or through the SEC’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

VOTING INFORMATION

WHO CAN VOTE?

Holders of the Company’s common stock, par value $0.10 per share, at the close of business on November 30, 2006 (the “Record Date”) are entitled to one vote for each share owned on that date on each matter presented at the Annual Meeting. As of the Record Date, the Company had 253,537,899 shares of common stock outstanding. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card and the 2006 Annual Report have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or on the Internet.

WHAT MATTERS ARE TO BE CONSIDERED AT THE MEETING?

At the Annual Meeting, stockholders will be asked to consider and vote upon: (1) the election of 13 directors to the Company’s Board of Directors (the “Board of Directors” or “Board”) to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her death, resignation, retirement, disqualification or removal; (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007; and (3) the approval of an amendment and restatement of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan, including an increase of 4,000,000 shares authorized for issuance under the plan. The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

In order to take any action at the Annual Meeting, a majority of the Company’s outstanding shares as of the Record Date must be present in person or by proxy and entitled to vote at the meeting. This is called a quorum.

WHO COUNTS THE VOTES?

The final voting results will be tallied by Automatic Data Processing, Inc. and the Inspector of Elections, and published in our quarterly report on Form 10-Q for the quarter ending March 31, 2007.

WHAT IS A PROXY?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow any of the persons named on the proxy card (Charles B. Johnson, Chairman of the Board; Gregory E. Johnson, President and Chief Executive Officer; and Barbara J. Green, Vice President, Deputy General Counsel and Secretary) to vote your shares at the Annual Meeting.

HOW DO I VOTE?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. You will also be able to vote by telephone, using the Internet or by mail. The deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Standard Time, on Wednesday, January 24, 2007. Please see your proxy card or the information your bank, broker, or other holder of record provided to you for more information on these options. The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. Unless you indicate otherwise on your proxy card, the persons named as your proxy holders on the proxy card will vote the shares represented by the proxy FOR all nominees to the Board of Directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (the “independent auditors”) for the fiscal year ending September 30, 2007 (“fiscal year 2007”) and FOR the amendment and restatement of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan. Additionally, unless you specify otherwise on your proxy card, if any other matters come before the Annual Meeting to be voted on, the persons named as your proxy holders on the proxy card will vote, act and consent on those matters in their discretion.

For participants in the Franklin Templeton Profit Sharing 401(k) Plan (the “Profit Sharing Plan”), your shares will be voted as you specify on your proxy card. If your proxy card is not returned, the trustee will vote your shares in the same proportion as the shares for which instructions were received from all other holders of Company stock in the Profit Sharing Plan. If you wish to abstain from voting on any matter, you must indicate this on your proxy card. You cannot vote your Profit Sharing Plan shares in person at the meeting. To allow sufficient time for voting, the trustee must receive your vote by no later than 5:00 p.m. Pacific Standard Time (“PST”) on Monday, January 22, 2007.

CAN I CHANGE OR REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You can change or revoke your proxy by submitting another proxy with a later date at any time prior to the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person. Participants in the Profit Sharing Plan may revoke their proxy by no later than 5:00 p.m. PST on Monday, January 22, 2007.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING INSTEAD OF VOTING BY PROXY?

Yes. However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted. Participants in the Profit Sharing Plan must vote by returning the enclosed proxy card no later than 5:00 p.m. PST on Monday, January 22, 2007.

HOW ARE VOTES COUNTED?

To be counted as “represented”, a proxy card must have been returned for those shares, the stockholder must have voted the shares by telephone or over the Internet, or the stockholder must be present at the meeting. Under current New York Stock Exchange (“NYSE”) rules, the proposals to elect directors (Proposal No. 1) and to ratify the appointment of the independent auditors (Proposal No. 2) are considered routine items. This means that brokers may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions. Brokers will not vote in their discretion on the approval of the amendment and restatement of the

Franklin Resources, Inc. 1998 Employee Stock Investment Plan. Votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

•	A plurality of the votes cast is required for the election of directors (Proposal No. 1). This means that the director nominees who receive the most votes will be elected to the 13 available positions on the Board.

•	The affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, are necessary to ratify the appointment of PricewaterhouseCoopers LLP (Proposal No. 2).

•	The affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, are necessary to approve the amendment and restatement of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan (Proposal No. 3).

Shares that are voted “FOR”, “AGAINST” or “WITHHOLD” in a matter are treated as being present at the meeting for purposes of establishing a quorum, and will be included in determining the number of shares represented and voted at the Annual Meeting with respect to such matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of shares represented and voted with respect to a proposal and will have no effect on the outcome of the vote on a proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will have the effect of votes “AGAINST” a proposal, and will have no effect on the voting for the election of directors (Proposal No. 1). If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

WHO PAYS FOR THIS PROXY SOLICITATION?

Your proxy is being solicited by the Board on behalf of the Company. The Company pays the cost of soliciting your proxy and reimburses brokerage costs and other fees for forwarding proxy materials to you.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

The Corporate Governance Committee of the Board recommended and nominated, and the Board approved, the nominees named below for election as members of the Board. Except for Gregory E. Johnson, the Company’s President and Chief Executive Officer, who was recommended to the Board by the Corporate Governance Committee and who is standing for election for the first time, each of the director nominees were elected by the Company’s stockholders at the Company’s last annual meeting of stockholders and, accordingly, are standing for re-election. If elected, each director will serve until the next annual meeting of stockholders and until that person’s successor is elected and qualified or until his/her earlier resignation, retirement, death, disqualification or removal.

In accordance with the Company’s Director Independence Standards, as amended, described more fully below, and the rules of the NYSE, the Board has affirmatively determined that it is currently composed of a majority of independent directors, and that the following directors are independent and do not have a material relationship with the Company: Samuel H. Armacost; Charles Crocker; Joseph R. Hardiman; Robert D. Joffe; Thomas H. Kean; Chutta Ratnathicam; Laura Stein; and Louis E. Woodworth.

RECOMMENDATION OF THE BOARD

The Board recommends a vote “FOR” the election to the Board of each of the nominees listed below. The voting requirements for this proposal are described in the “Voting Information” section. Unless you mark “For All Except” or “Withhold All” on your proxy card to withhold authority to vote for one, some or all of the director nominees, the persons named as proxy holders intend to vote for all of these nominees.

NOMINEES

Listed below are the names, ages as of November 30, 2006 and principal occupations for the past five years of the director nominees.

Samuel H. Armacost

Age 67

Director Since 2004

Chairman of the Board of Directors of SRI International (formerly Stanford Research Institute), an independent nonprofit technology research and development organization, for more than the past five years. Managing Director, Weiss, Peck & Greer LLC from 1990 until 1998 and Merrill Lynch Capital Markets from 1987 until 1990. President, Director and Chief Executive Officer, BankAmerica Corporation from 1981 until 1986. Director, Chevron Corporation, Del Monte Foods Company, Exponent, Inc. and Callaway Golf Company.

Charles Crocker

Age 67

Director Since 2003

Chairman and Chief Executive Officer of Crocker Capital; formerly Chairman, Chief Executive Officer and a director from October 1997 to March 2006 of BEI Technologies, Inc., a manufacturer of electronic sensors and motion control products and a subsidiary of Schneider Electric SA; President of BEI Technologies, Inc. from October 1997 to May 2000. Director, Teledyne Technologies Incorporated and Fiduciary Trust Company International, a subsidiary of the Company.

Joseph R. Hardiman

Age 69

Director Since 2005

Formerly, the President and Chief Executive Officer of the National Association of Securities Dealers, Inc. and its wholly owned subsidiary, The Nasdaq Stock Market, Inc., from September 1987 through January 1997; from 1975 through September 1987, held various positions at Alex. Brown & Sons, including Managing Director and Chief Operating Officer; previously, served on the boards of the Deutsche Scudder Funds and the Depository Trust Company. Director, Broadwing Corporation and Brown Investment Advisory & Trust Company.

Robert D. Joffe

Age 63

Director Since 2003

Partner of Cravath, Swaine & Moore LLP, a law firm, since 1975, Presiding Partner from 1999 to 2006. Director of Fiduciary Trust Company International, a subsidiary of the Company.

Charles B. Johnson

Age 73

Director Since 1969

Chairman of the Board, Member—Office of the Chairman of the Company since December 1999; formerly, Chief Executive Officer of the Company; officer and/or director of certain subsidiaries of the Company; officer and/or director or trustee of 41 investment companies managed or advised by subsidiaries of the Company.

Gregory E. Johnson

Age 45

President of the Company since December 1999 and Chief Executive Officer of the Company since January 2004; officer and/or director of certain subsidiaries of the Company.

Rupert H. Johnson, Jr.

Age 66

Director Since 1969

Vice Chairman, Member—Office of the Chairman of the Company since December 1999; officer and/or director of certain subsidiaries of the Company; officer and/or director or trustee of 44 investment companies managed or advised by subsidiaries of the Company.

Thomas H. Kean

Age 71

Director Since 2003

Chairman, The Robert Wood Johnson Foundation, a health and healthcare philanthropic foundation, since April 2005 and a member of the board of trustees of the foundation since July 1990; formerly, President of Drew University from February 1990 to June 2005; formerly, Governor of the State of New Jersey from 1982 to 1990. Director, Aramark Corporation, Hess Corporation, CIT Group Inc., Fiduciary Trust Company International, a subsidiary of the Company, The Pepsi Bottling Group, Inc. and UnitedHealth Group Incorporated.

Chutta Ratnathicam

Age 59

Director Since 2003

Retired Senior Vice President and Chief Financial Officer of CNF Inc., a freight transportation, logistics, supply chain management and trailer manufacturing company, from 1997 to March 2005; formerly, Chief Executive Officer of the Emery Worldwide reporting segment of CNF from September 2000 to December 2001. Former Chartered Accountant (Sri Lanka). Retired Member, American Institute of Certified Management Accountants.

Peter M. Sacerdote

Age 69

Director Since 1993

Chairman, Whale Rock Capital Management, LLC. Formerly, Advisory Director and Chairman of the Investment Committee of the Principal Investment Area of Goldman, Sachs & Co., a global investment banking, securities and investment management firm, from May 1999 to 2006, and a general partner and then a limited partner of The Goldman Sachs Group, L.P. Director, Qualcomm Incorporated.

Laura Stein

Age 45

Director Since 2005

Senior Vice President—General Counsel and Secretary of The Clorox Company, a leading manufacturer and marketer of consumer products, since January 2005; formerly, Senior Vice President and General Counsel of the H.J. Heinz Company, a global marketer and manufacturer of branded food products, from January 2000 to January 2005.

Anne M. Tatlock

Age 67

Director Since December 21, 2004; Previously, Director from 2001 to Early December 2004

Vice Chairman, Member—Office of the Chairman of the Company since 2001; Chairman of the Board and Chief Executive Officer from 2000 to 2006, and a director of Fiduciary Trust Company International, a subsidiary of the Company; formerly, President of Fiduciary Trust Company International; officer and/or director of other subsidiaries of the Company. Director, Fortune Brands, Inc. and Merck & Co., Inc.

Louis E. Woodworth

Age 73

Director Since 1981

Private investor. President, Alpine Corporation, a private investment firm, for more than the past five years.

Family Relations. Charles B. Johnson, the Chairman of the Board and a director of the Company, and Rupert H. Johnson, Jr., a Vice Chairman and a director of the Company, are brothers. Peter M. Sacerdote, a director of the Company, is a brother-in-law of Charles B. Johnson and Rupert H. Johnson, Jr. Gregory E. Johnson, the President and Chief Executive Officer and nominee for director of the Company, is the son of Charles B. Johnson, the nephew of Rupert H. Johnson, Jr. and Peter M. Sacerdote and the brother of Jennifer J. Bolt, the Executive Vice President—Operations and Technology of the Company. Jennifer J. Bolt is the daughter of Charles B. Johnson, the niece of Rupert H. Johnson, Jr. and Peter M. Sacerdote and the sister of Gregory E. Johnson.

CORPORATE GOVERNANCE

The Company regularly monitors regulatory developments and reviews its policies, processes and procedures in the area of corporate governance to respond to such developments. As part of those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as corporate governance-related rules adopted by the SEC and the NYSE.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines, which are attached as Appendix D and posted in the corporate governance section of the Company’s website at www.franklintempleton.com (the “Company’s website”). They also are available in print to stockholders who request a copy from the Company’s Secretary at the Company’s principal executive offices. The Corporate Governance Guidelines set forth the practices the Board follows with respect to, among other things, the composition of the Board, director responsibilities, Board committees, director access to officers, employees and independent advisors, director compensation, director orientation and continuing education, management succession and performance evaluation of the Board.

Code of Ethics and Business Conduct. The Board has adopted a Code of Ethics and Business Conduct which is applicable to all employees, directors and officers of the Company and its subsidiaries and affiliates. The Code of Ethics and Business Conduct is posted in the corporate governance section of the Company’s website and is available in print upon request from the Company’s Secretary at the Company’s principal executive offices. The Company also has a Compliance and Ethics Hotline, where employees can report a violation of the Code of Ethics and Business Conduct or anonymously submit a complaint concerning auditing or accounting matters. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics and Business Conduct for the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, by posting such information on the Company’s website.

Director Independence Standards. The Board has adopted guidelines for determining whether a director is independent. The Board will monitor and review as necessary, but at least once annually, commercial, charitable, family and other relationships that directors have with the Company to determine whether the Company’s directors are independent.

For a director to be considered independent, the Board must determine affirmatively that the director does not have material relationships with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. Such determination will be made and disclosed pursuant to applicable NYSE or other applicable rules. A material relationship can include, but is not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. The Board has established the following guidelines to assist it in determining whether a director does not have material relationships and thereby qualifies as independent:

A.	A director will not be independent if, at any time within the preceding three years (unless otherwise specified below):

1.	(a) the director was employed by the Company; or

(b) an immediate family member1 of the director was employed by the Company as an executive officer2 of the Company;

[1]	An immediate family member includes a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law, brother- and sister-in-law and anyone (other than a domestic employee) sharing the director’s home.
[2]	An executive officer means a Section 16 reporting person under the Securities Exchange Act of 1934, as amended.

2.	the director (or an immediate family member of the director who in the capacity of an executive officer of the Company) received direct compensation from the Company (other than for prior service as a director, or as pension or deferred compensation) of more than $100,000 in any 12-month period;

3.	(a) the director or an immediate family member of the director is currently a partner of the Company’s internal auditor or external independent auditor;

(b) the director is currently employed by the Company’s internal auditor or external independent auditor;

(c) an immediate family member of the director is currently employed by the Company’s internal auditor or external independent auditor and participates in the auditor’s audit, assurance or tax compliance (but not tax planning) practice; or

(d) the director or an immediate family member of the director was formerly employed by or a partner of the Company’s internal auditor or external independent auditor and personally worked on the Company’s audit;

4.	the director or an immediate family member of the director was employed by another company and an executive officer of the Company served on the compensation committee of such other company; or

5.	(a) the director is an employee of a company that made payments to or received payments from the Company for property or services, in any single fiscal year, of more than the greater of $1 million or 2% of the other company’s consolidated gross revenues;

(b) an immediate family member of the director is an executive officer of a company that made payments to or received payments from the Company for property or services, in any single fiscal year, of more than the greater of $1 million or 2% of the Company’s consolidated gross revenues; or

(c) the director or an immediate family member of the director serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization, in any single fiscal year, are more than the greater of $3 million or 5% of that organization’s consolidated gross revenues.

B.	The following relationships are not by themselves considered to be material and would not by themselves impair a director’s independence:

1.	a director (or an immediate family member of the director) serves as an executive officer, employee, partner or significant owner (more than 10%) of a company that made payments to or received payments from the Company, in any single fiscal year, of less than the greater of $1 million or 2% of the consolidated gross revenues of the other entity;

2.	a director is an executive officer of another company, which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other, in any single fiscal year, is less than 2% of the total consolidated assets of the other company;

3.	a director (or an immediate family member of a director) serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization, in any single fiscal year, are more than the greater of $1 million or 2% of that organization’s consolidated gross revenues, provided that such contributions do not exceed the limits set forth in Paragraph A.5(c) above and that disclosure is made in the Company’s annual proxy statement;

4.	a director serves or served as a director of a subsidiary, which is a privately held, wholly-owned, direct or indirect subsidiary of the Company;

5.	a director or an immediate family member of a director has entered into a transaction(s) with the Company or any affiliate of the Company in which the transaction(s) involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services, provided the terms of such transaction(s) are not preferential to the terms for similar transactions by the Company or affiliate of the Company in the ordinary course;

6.	a director or an immediate family member of a director maintains a banking, trading, investment management, custody or other account with an affiliate of the Company, provided the terms of such account are generally the same as or similar to accounts offered by the affiliate of the Company in the ordinary course; or

7.	the Company or any affiliate of the Company extends or maintains credit, arranges for the extension of credit, or renews an extension of credit, in the form of a personal home improvement or manufactured home loan, consumer credit, any extension of credit under an open end credit plan or a charge card to a director or an immediate family member of a director, if such loan, consumer credit, extension of credit or charge card otherwise is permitted to such director or immediate family member of a director under the terms of Section 402 of the Sarbanes-Oxley Act of 2002, which was codified as Section 13(k) of the Securities Exchange Act of 1934, as amended.

C.	For all relationships not specifically and clearly addressed by the guidelines above, the determination of whether or not a director has a material relationship, and therefore whether or not the director qualifies as independent or not, shall be made by the Board based on the totality of circumstances.

Stock Ownership Guidelines. In December 2005, the Board adopted guidelines in connection with the ownership of common stock of the Company by directors and certain senior officers of the Company. As a significant ownership interest by directors in the Company tends to align the interests of members of the Board with the interests of the Company’s stockholders, all directors on the Board are expected to own, within five years of either December 16, 2005 or, if later, first joining the Board, shares of common stock of the Company with a value of at least $250,000. Similarly, as a significant ownership interest by certain senior officers in the Company tends to align the interests of members of management of the Company with the Company’s stockholders and to strengthen the link between long-term Company performance and executive compensation, the following senior officers of the Company are expected to own shares of common stock of the Company with a value equal to a specific multiple of such senior officer’s base salary, as indicated in the table below, by the later of December 31, 2010 or five years from when he or she first assumed the particular senior officer position for which stock ownership is expected:

Senior Officer Level	Market Value of Shares Owned as a Multiple of Base Salary
Chairman	5X
Vice Chairman	5X
President and/or Chief Executive Officer	5X
Executive Vice President	4X
Senior Vice President	3X

In implementing these guidelines for directors and such senior officers of the Company, both direct and certain indirect forms of ownership are recognized in achieving these guidelines, including shares owned outright, restricted stock, restricted stock units and 401(k) funds invested in shares of the Company’s stock. Shares of common stock held by immediate family members (which includes a director’s or senior officer’s spouse, children and parents) or entities controlled by a director or senior officer may be considered holdings of the director or senior officer for purposes of the guidelines only and not as an admission of beneficial ownership for any other purpose.

Policy regarding Multiple Board Memberships. The Board has adopted, upon the recommendation of the Corporate Governance Committee, a policy regarding memberships on multiple boards of directors or equivalent governance bodies of unaffiliated publicly traded companies or other entities. If a member of the Board also serves as the principal executive officer, such as the Chief Executive Officer or President, of a publicly traded company, it is the policy of the Board that such Board member shall not accept membership on a board of directors or equivalent governance body of another publicly traded company, without first informing and obtaining the consent of the Company’s Corporate Governance Committee, if such new membership would result in the member serving contemporaneously on four or more boards of directors or equivalent governance bodies of unaffiliated publicly traded companies, including the Company’s Board. If a member of the Board does not serve as a principal executive officer, such as a Chief Executive Officer or President, of a publicly traded company, it is the policy of the Board that such Board member shall not accept membership on a board of directors or equivalent governance body of another publicly traded company, without first informing and obtaining the consent of the Company’s Corporate Governance Committee, if such new membership would result in the member serving contemporaneously on six or more boards of directors or equivalent governance bodies of publicly traded companies, including the Company’s Board.

Policy regarding Change in Principal Employment of Director. When a director’s principal employment or business association changes significantly during his or her tenure as a director, that director shall offer his or her resignation for consideration by the Board of Directors. The Corporate Governance Committee, on behalf of the Board of Directors, will evaluate the change in circumstances and will recommend to the Board the action, if any, to be taken. The Corporate Governance Committee will review each situation on an individual basis and take into consideration such matters as the Committee deems appropriate, such as the background and expertise of the director and the contribution the director is expected to make to the Board given the change in circumstances. The Board, in its sole discretion, shall determine whether or not to accept the director’s offer of resignation.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

BOARD MEETINGS AND ANNUAL MEETING OF STOCKHOLDERS

During the fiscal year ended September 30, 2006 (“fiscal year 2006”), the Board held seven meetings (not including committee meetings). For fiscal year 2006, each director attended at least eighty-six percent (86%) of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he or she served, except that the late Harmon E. Burns attended seventy-one percent (71%) of such meetings. The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee. To promote open discussion among the non-management directors (those directors who are not officers or employees of the Company), the non-management directors generally meet in executive session after regularly scheduled Board meetings without management. The independent directors meet in executive session at least two times per year and generally meet in executive session after regularly scheduled Board meetings. Charles Crocker, an independent director, has been appointed to preside at the executive sessions of the non-management directors and the independent directors. The Board encourages directors to attend the annual meeting of stockholders. Nine of thirteen directors then standing for election attended last year’s annual meeting, in person or telephonically.

COMMITTEE MEMBERSHIP AND MEETINGS

The current standing committees of the Board are the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The table below provides current membership and meeting information.

	Audit	Compensation	Corporate Governance
Samuel H. Armacost	—	M	—
Charles Crocker	M	C	—
Joseph R. Hardiman	—	M	—
Robert D. Joffe	—	—	C
Thomas H. Kean	—	M	M
Chutta Ratnathicam	C	—	—
Laura Stein	M	—	—
Louis E. Woodworth	M	—	M

Fiscal Year 2006 Meetings	17	5	5

M—Member

C—Chairman

Below is a description of each standing committee of the Board. The Board has affirmatively determined that each standing committee consists entirely of independent directors pursuant to rules established by the NYSE, rules promulgated under the Securities Exchange Act of 1934, as amended, and the Director Independence Standards established by the Board. See “Director Independence Standards” above. The Board has also determined that each member of the Audit Committee is independent under the criteria established by the NYSE and the SEC for audit committee members.

THE AUDIT COMMITTEE

Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, the Audit Committee currently consists of Messrs. Ratnathicam (Chairman), Crocker and Woodworth and Ms. Stein. The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee: (1) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditors’ qualifications and independence; and (4) the performance of the Company’s internal audit function and independent auditors. The Audit Committee also prepares the report the Audit Committee is required to include in the Company’s annual proxy statement. In addition, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including approval of all services and fees of the independent auditors. The Audit Committee meets with the Company’s independent auditors and reviews the scope of their audit, the related reports and any recommendations they may make. The Audit Committee also reviews the annual audited financial statements for the Company.

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval. The Audit Committee met seventeen times during fiscal year 2006. The Audit Committee Charter is attached as Appendix A and posted in the corporate governance section of the Company’s website. A written copy of the charter may also be obtained by making a written request to the Company’s Secretary at the Company’s principal executive offices. The Board has determined that all Audit Committee members are financially literate under the NYSE listing standards and that Mr. Chutta Ratnathicam is an audit committee financial expert within the meaning of the rules of the SEC.

THE COMPENSATION COMMITTEE

The Compensation Committee currently consists of Messrs. Crocker (Chairman), Armacost, Hardiman and Kean. The Compensation Committee oversees the establishment of goals and objectives related to Chief Executive Officer compensation, determines the compensation level of the Chief Executive Officer, assists the Board in fulfilling its responsibility relating to the compensation (and related benefits) of the executive officers of the Company, discharges the responsibilities of the Board relating to compensation of the Company’s executives and prepares the annual report on executive officer compensation for the Company’s proxy statement. The Compensation Committee also administers the Company’s Amended and Restated Annual Incentive Compensation Plan, the 2004 Key Executive Incentive Compensation Plan, the 2002 Universal Stock Incentive Plan (the “2002 Stock Plan”), which is the successor to the Amended and Restated 1998 Universal Stock Incentive Plan, and the 1998 Employee Stock Investment Plan. The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and the Board of Directors periodically review and revise the charter, as necessary or appropriate. The Compensation Committee met five times during fiscal year 2006. The Compensation Committee Charter is attached as Appendix B and posted in the corporate governance section of the Company’s website. A written copy of the charter may also be obtained by making a written request to the Company’s Secretary at the Company’s principal executive offices.

THE CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee currently consists of Messrs. Joffe (Chairman), Kean and Woodworth. The Corporate Governance Committee has the responsibilities set forth in its charter and provides counsel to the Board of Directors with respect to the organization, function and composition of the Board and committees and oversees the evaluation of the Board and management of the Company. The Corporate Governance Committee is also responsible for developing and recommending to the Board corporate governance policies and procedures applicable to the Company and reviewing the anti-money laundering policies, procedures and operations of the Company on a periodic basis. The Corporate Governance Committee met five times during fiscal year 2006. The Corporate Governance Committee Charter is attached as Appendix C and posted in the corporate governance section of the Company’s website. A written copy of the charter may also be obtained by making a written request to the Company’s Secretary at the Company’s principal executive offices.

The Corporate Governance Committee is responsible for identifying and recommending to the Board potential director candidates for nomination and election to the Board at the annual meeting of stockholders. It uses a variety of means as it determines are necessary or appropriate, including recommendations of stockholders, to do so. The Corporate Governance Committee has adopted a policy regarding nominations and qualifications of directors, which has been approved by the Board. Under such policy, the Corporate Governance

Committee may solicit recommendations from current and former directors, management or others who may be familiar with qualified candidates, and may consider current directors for re-nomination. The Corporate Governance Committee may, in its sole discretion, retain and terminate any search firm (and approve such search firm’s fees and other retention terms) to assist in the identification of candidates.

The Corporate Governance Committee believes there are certain minimum skills and qualifications that each director nominee must possess or satisfy, including:

•	high personal and professional integrity and ethical character;

•	significant achievement in business, finance, government, education, law, technology or other fields important to the operation of the Company;

•	the ability to exercise sound business judgment on a broad range of issues;

•	sufficiently broad experience and professional and educational background to have a general appreciation of the major issues facing public companies of a size and scope similar to the Company;

•	the willingness and ability to devote the necessary time to Board duties, including preparing for and attending meetings of the Board and its committees; and

•	being prepared to represent the best interests of the Company and its stockholders and committed to enhancing stockholder value.

The Corporate Governance Committee also believes there are other skills and qualifications that at least one or more directors must possess or satisfy, including:

•	experience and knowledge of the industry sector in which the Company operates its businesses;

•	a majority of the directors being “independent” directors in accordance with the corporate governance listing standards of the NYSE and any other applicable securities exchanges;

•	at least three directors meeting the additional independence requirements for members of the Audit Committee of the Board in accordance with the applicable rules of the NYSE, other applicable securities exchanges and the SEC;

•	at least three directors who are eligible to serve on the Audit Committee of the Board being “financially literate” or capable of becoming “financially literate” within a reasonable period of time;

•	at least one director who is eligible to serve on the Audit Committee of the Board being an “audit committee financial expert” in accordance with applicable rules of the SEC; and

•	other standards the Board may adopt from time to time.

In considering candidates for director nominee, the Corporate Governance Committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the overall Board balance of diversity of perspectives, backgrounds and experiences. With respect to current directors, the Corporate Governance Committee considers past attendance at meetings and assesses participation in and contributions to the activities of the Board. The Corporate Governance Committee, in its discretion, may designate one or more of its members to interview any candidate. In addition, the Corporate Governance Committee may seek input from the Company’s management or the Board, who may interview any candidate. The Corporate Governance Committee recommends director nominees to the Board based on its assessment of overall suitability to serve on the Board in accordance with the Company’s policy regarding nominations and qualifications of directors.

The Corporate Governance Committee will consider candidates recommended for nomination to the Board by stockholders of the Company. Stockholders may make such a recommendation by submitting a completed

Director Nomination Form, which is posted in the corporate governance section of the Company’s website, at least 120 days prior to the one-year anniversary of the date of the proxy statement for the preceding annual meeting. Completed Director Nomination Forms shall be sent to: Corporate Governance Committee, Franklin Resources, Inc., c/o Barbara J. Green, Secretary, One Franklin Parkway, San Mateo, CA 94403. This year our proxy statement is dated December 29, 2006; therefore we must receive any notice of recommendation by August 31, 2007.

The manner in which the Corporate Governance Committee evaluates candidates recommended by stockholders is generally the same as any other candidate. However, the Corporate Governance Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the stockholders. The Corporate Governance Committee will not evaluate a candidate recommended by a stockholder unless the Director Nomination Form provides that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service as publicly disclosed by the Company and to provide all of the information necessary to conduct an evaluation.

NON-EMPLOYEE DIRECTOR FEES

Payments to Directors. Effective January 1, 2006, directors who were not employees of the Company were paid a retainer fee of $17,500 per quarter. They also receive $3,000 per Board meeting attended. Furthermore, each of these directors received a stock grant valued at $75,000 on January 26, 2006 (rounded up to the nearest whole share) and will receive an annual stock grant valued at $75,000 (rounded up to the nearest whole share) on the date of each annual organizational meeting of the Board in subsequent fiscal years. Non-employee directors who serve on Board committees are paid $1,500 per committee meeting attended. Additionally, Chairpersons of the Compensation Committee and the Corporate Governance Committee receive $1,250 per quarter and the Chairperson of the Audit Committee receives $2,500 per quarter. In December 2005, the Board approved an increase of the quarterly retainer fee paid to non-employee directors from $12,500 per quarter to $17,500 per quarter, effective January 1, 2006. No other changes were made to the fee structure for the payment of non-employee directors of the Company. Separately, the Company has a policy of reimbursing certain health insurance coverage for a director who is retired from other employment and is not otherwise eligible for group health coverage under the Company’s group health plan or any other company’s health plan. The Company will reimburse the cost of health insurance coverage comparable to that provided to employees of the Company. During fiscal year 2006, Mr. Woodworth, a director, was reimbursed $5,886 for health insurance expenses. The Company also reimburses directors for certain expenses incurred in connection with attending Board and committee meetings as well as other Company-related events, including travel, hotel accommodations, meals and other incidental expenses for the director and his or her spouse accompanying the director in connection with such events. The Company may also, from time to time, provide directors and their spouses token gifts of nominal value.

In connection with their service as members of the Board of Directors of Fiduciary Trust Company International (“Fiduciary Trust”), a subsidiary of the Company, Messrs. Crocker, Joffe and Kean also received from Fiduciary Trust an annual retainer fee of $25,000 (paid quarterly) and an annual retainer fee for committee services of $5,000 (paid quarterly). Mr. Crocker also received $4,000 for his service as the Chairman of a committee. Mr. Kean also received $9,000 for his attendance at Fiduciary Trust Audit Committee meetings.

Deferred Director Fees. The Company and Fiduciary Trust also allow directors to defer payment of their directors’ fees and stock awards, and to treat the deferred amounts as hypothetical investments in common stock of the Company and/or in Franklin Templeton mutual funds, as applicable. Directors are then credited with the same earnings, gains or losses that they would have incurred if the deferred amounts had been invested in the specific investments, in the specific amounts and for the specific periods as directed by each particular director. Additionally, directors who defer their directors’ fees and stock awards are credited with notional dividends and other distributions at the same time, in the same form, and in equivalent amounts as dividends and other distributions that are payable from time to time with respect to investments selected by each particular director. On the payout date(s) elected by a director, the hypothetical investments are valued and the Company or Fiduciary Trust, as applicable, must pay the director or his/her beneficiary an amount equal to the value of the hypothetical investments. In response to the adoption of Section 409A of the Internal Revenue Code of 1986, as amended, the Company, in December 2005, adopted a new 2006 Directors Deferred Compensation Plan, effective as of December 15, 2005, pursuant to which directors may elect to have their directors’ fees and stock awards deferred. Payouts may be made in a lump sum or periodic payments. If a director changes his/her distribution election for amounts previously deferred, any such change does not take effect for one (1) year from the date of the new election and the distributions (or lump sum) will occur no earlier than five (5) years after the distributions (or lump sum) would have been paid under the prior distribution election (with a series of distributions treated as one payment for this purpose). Accelerated distributions are permitted in limited circumstances, and the plan may be terminated by the Company if certain conditions are met, in each case as set forth more fully in the plan. The plan is intended to comply with the provisions of Section 409A.

As of December 22, 2006, the following deferral elections have been made under the 2006 Directors Deferred Compensation Plan by directors with respect to the payment of their directors’ fees and stock awards.

Mr. Woodworth has elected to defer all of his director’s fees and stock awards. However, with regard to compensation earned and deferred prior to January 1, 2006, Mr. Woodworth has determined to have such deferred amounts distributed in forty (40) substantially equal quarterly installments beginning on October 20, 2005 and continuing on each January 20, April 20, July 20 and October 20 thereafter. Mr. Woodworth has further determined that, with regard to his director’s fees and stock awards earned after December 31, 2005, all such amounts shall be deferred in accordance with the 2006 Directors Deferred Compensation Plan.

Each of Messrs. Crocker, Joffe and Armacost has determined that, with regard to his director’s fees and/or stock awards earned prior to and after December 31, 2005, such amounts, to the extent provided below, shall be deferred in accordance with the 2006 Directors Deferred Compensation Plan. Accordingly, Mr. Crocker has elected to defer all of his director’s fees relating to his service as a director of Fiduciary Trust and fifty percent (50%) of his director’s fees and all of his stock awards related to his service as a director of the Company. Mr. Joffe has elected to defer fifty percent (50%) of his director’s fees and stock awards related to his service as a director of Fiduciary Trust and the Company. Mr. Armacost has elected to defer all of his stock awards but to receive all of his quarterly director fees and meeting fees associated with his service as a director of the Company in cash.

Mr. Kean has elected to defer all of his director’s fees and stock awards earned on or after January 1, 2006 under the 2006 Directors Deferred Compensation Plan. Ms. Stein elected to defer only her director’s fees, but not her stock awards, earned prior to January 1, 2007 under the plan and to defer fifty percent (50%) of her director’s fees and none of her stock awards earned after January 1, 2007. Mr. Sacerdote has elected to defer all of his director’s fees and stock awards earned on or after January 1, 2007 under the plan.

Directors may, no later than December 31, 2006, change their deferral elections with respect to the payment of their directors’ fees and stock awards earned on or after January 1, 2007 under the 2006 Directors Deferred Compensation Plan.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth the common stock beneficially owned as of November 30, 2006 by each stockholder known to us to beneficially own more than five percent of the Company’s outstanding common stock as of November 30, 2006. The percentage of ownership indicated in the following table is based on 253,537,899 shares of common stock outstanding on November 30, 2006.

Name and Address of Beneficial Owner(a)	Amount and Nature of Beneficial Ownership(d)		Percent of Class
Charles B. Johnson	44,044,476	(b)	17.37%
Rupert H. Johnson, Jr.	37,640,344	(c)	14.85%

(a)	The addresses of Messrs. C. B. Johnson and R. Johnson, Jr. are: c/o Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403.
(b)	Includes 3,363,675 shares held in an individual retirement account (an “IRA”), 3,000,000 shares held in a limited partnership, and 22,714 shares that may be purchased pursuant to currently exercisable options. Also includes 1,051,330 shares, of which Mr. C. B. Johnson disclaims beneficial ownership, held by a private charitable foundation, of which Mr. C. B. Johnson is a trustee, and 6,977 shares which represent Mr. C. B. Johnson’s approximate holdings through the Franklin Templeton Profit Sharing 401(k) Plan (the “Profit Sharing Plan”). Excludes 1,058,683 shares held by the Profit Sharing Plan, of which Mr. C. B. Johnson was a member of the Investment Committee until December 13, 2006. In December 2005, shares of common stock in the Profit Sharing Plan became self-directed by participants in the Profit Sharing Plan.
(c)	Includes 2,055,245 shares held in an IRA, 783,211 shares, of which Mr. R. Johnson, Jr. disclaims beneficial ownership, held by a private charitable foundation, of which Mr. R. Johnson, Jr. is a trustee, and 3,372 shares held by a member of Mr. R. Johnson, Jr.’s immediate family, of which Mr. R. Johnson, Jr. disclaims beneficial ownership. Also includes 6,501 shares which represent Mr. R. Johnson, Jr.’s approximate holdings through the Profit Sharing Plan. Excludes an additional 1,059,159 shares held by the Profit Sharing Plan, of which Mr. R. Johnson Jr. was a member of the Investment Committee until December 13, 2006. In December 2005, shares of common stock in the Profit Sharing Plan became self-directed by participants in the Profit Sharing Plan.
(d)	Except as described otherwise in the footnotes to this table, each beneficial owner in the table has sole voting and investment power with regard to the shares beneficially owned by such owner.

SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the common stock beneficially owned as of November 30, 2006 by (1) each director and director nominee, (2) each executive officer named in the Summary Compensation Table and (3) all current directors, director nominees and executive officers as a group. The percentage of ownership indicated in the following table is based on 253,537,899 shares of the Company’s common stock outstanding on November 30, 2006.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Class
Vijay C. Advani	47,985	(b)	*
Samuel H. Armacost	2,000	(c)(d)	*
Charles Crocker	8,660	(d)	*
Joseph R. Hardiman	745		*
Robert D. Joffe	5,446	(d)	*
Charles B. Johnson	44,044,476	(e)	17.37%
Gregory E. Johnson	925,260	(f)	*
Rupert H. Johnson, Jr.	37,640,344	(g)	14.85%
Thomas H. Kean	10,030	(d)	*
Chutta Ratnathicam	4,319		*
Peter M. Sacerdote	29,319		*
Laura Stein	745	(d)	*
Anne M. Tatlock	284,587	(h)	*
Louis E. Woodworth	1,713,339	(d)(i)	*
William Y. Yun	127,262	(j)	*
Current Directors, Director Nominees and Executive Officers as a Group (consisting of 26 persons)	85,850,913	(k)	33.76%
James R. Baio	24,059	(l)	*

*	Represents less than 1% of class
(a)	Excludes shares held as of November 30, 2006 by the Profit Sharing Plan for which Ms. Bolt, Mr. C. B. Johnson, Mr. G. Johnson, Mr. R. Johnson, Jr. and Ms. Tatlock served on the investment committee (except to the extent of an individual’s pecuniary interest therein). In December 2005, shares of common stock in the Profit Sharing Plan became self-directed by participants in the Profit Sharing Plan. As of November 30, 2006, the Profit Sharing Plan held 1,065,660 shares. Except as described otherwise in the footnotes to this table: (i) each beneficial owner listed in the table has sole voting and investment power with regard to the shares beneficially owned by such owner; (ii) each share of unvested restricted stock confers voting but not investment power; and (iii) shares beneficially owned pursuant to options include only shares that the individual has the right to acquire beneficial ownership of within 60 days following November 30, 2006.
(b)	Includes 24,003 shares of unvested restricted stock. Also, includes 20,909 shares, of which Mr. Advani disclaims beneficial ownership, held in a trust in which Mr. Advani and his spouse are co-trustees with shared voting and investment power. Also includes 309 shares which represent Mr. Advani’s approximate holdings through the Profit Sharing Plan.
(c)	Includes shares held by a trust in which Mr. Armacost and his spouse are co-trustees with shared voting and investment power.
(d)	Does not include any hypothetical shares described under “Proposal No. 1 Election of Directors—Deferred Director Fees”.
(e)	See footnote (b) under “Security Ownership of Principal Stockholders”.
(f)	Includes 85,436 shares of unvested restricted stock, and 380,996 shares that may be purchased pursuant to options. Also includes 19,964 shares held by members of Mr. G. Johnson’s immediate family, of which Mr. G. Johnson disclaims beneficial ownership. Also includes 1,376 shares which represent Mr. G. Johnson’s approximate holdings through the Profit Sharing Plan.

(g)	See footnote (c) under “Security Ownership of Principal Stockholders”.
(h)	Includes 2,090 shares of unvested restricted stock, and 72,080 shares that may be purchased pursuant to options. Includes 40,284 shares which represent Ms. Tatlock’s approximate holdings through the Profit Sharing Plan. Also includes 2,621 shares held by a member of Ms. Tatlock’s immediate family, of which Ms. Tatlock disclaims beneficial ownership.
(i)	Includes 423,088 shares held in an IRA. Also includes 220,000 shares held by a member of Mr. Woodworth’s immediate family, of which Mr. Woodworth disclaims beneficial ownership.
(j)	Includes 16,164 shares of unvested restricted stock, and 20,603 shares that may be purchased pursuant to options. Includes 4,409 shares which represent Mr. Yun’s approximate holdings through the Profit Sharing Plan.
(k)	Includes 745,889 shares that may be purchased pursuant to options. Also includes 63,647 shares which were held in the Profit Sharing Plan by current executive officers.
(l)	Based on information known by the Company as of November 30, 2006, after he resigned from his positions with the Company and its subsidiaries, including as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective October 20, 2006. Includes 449 shares which represent Mr. Baio’s approximate holdings through the Profit Sharing Plan.

EXECUTIVE COMPENSATION

The following table provides compensation information for the Company’s Chief Executive Officer and each of the four highest compensated executive officers of the Company (collectively, the “Named Executive Officers”) for each of the fiscal years ended September 30, 2006, 2005 and 2004.

SUMMARY COMPENSATION TABLE

	Annual Compensation								Long-Term Compensation				All Other Compensation(k)
Name and Principal Position	Fiscal Year	Salary(a)		Bonus(b)			Other Annual Compensation(d)		Restricted Stock Awards(e)			Securities Underlying Options(j)
Gregory E. Johnson President and Chief Executive Officer	2006 2005 2004	$ $ $	780,132 780,132 780,132	$ $ $	2,650,000 2,650,000 2,650,000	(c)	$ $ $	42,863 45,452 34,827	$ $ $	5,850,148 3,413,673 2,350,014	(f) (g) (h)	0 0 45,000	$ $ $	10,716 10,695 5,476

Anne M. Tatlock Vice Chairman, Member—Office of the Chairman	2006 2005 2004	$ $ $	590,000 590,000 590,000	$ $ $	650,000 600,000 650,000		$ $ $	43,793 10,457 8,644	$ $ $	0 0 383,909	(h)	0 0 25,000	$ $ $	447,905 1,615,511 442,108

Vijay C. Advani Executive Vice President—Advisor Services	2006 2005 2004	$ $ $	525,000 453,125 450,000	$ $ $	1,075,000 1,025,000 850,000		$ $ $	700 8,181 8,934	$ $ $	775,038 1,125,080 923,286	(i) (g) (h)	0 0 25,000	$ $ $	43,043 79,798 49,127

William Y. Yun Executive Vice President—Institutional	2006 2005 2004	$ $ $	525,000 525,000 525,000	$ $ $	675,000 650,000 585,000		$ $ $	1,434 0 1,304	$ $ $	375,039 750,089 665,530	(i) (g) (h)	0 0 20,000	$ $ $	387,043 391,186 374,645

James R. Baio Executive Vice President, Chief Financial Officer and Treasurer	2006 2005 2004	$ $ $	450,000 402,083 400,000	$ $ $	816,000 487,500 373,750		$ $ $	13,322 10,394 5,711	$ $ $	0 262,538 476,784	(g) (h)	0 0 15,000	$ $ $	44,957 55,723 96,575

(a)	Excludes non-preferential dividends on unvested restricted stock, which had been included in the proxy statement for the fiscal year ended September 30, 2004.
(b)	Includes bonuses earned in the fiscal year and paid in the subsequent fiscal year.
(c)	In December 2005, the Compensation Committee, pursuant to authority under the Company’s 2004 Key Executive Incentive Compensation Plan, established a maximum individual target award for Mr. G. Johnson of $7,000,000 for fiscal year 2006, subject to the satisfaction of certain performance goals. The performance goals as described in footnote (f) below were subsequently achieved and Mr. G. Johnson was paid the full target amount in November 2006. See “Compensation Committee Report on Executive Compensation”.

(d)	Other Annual Compensation consists of the following:

		Mr. G. Johnson		Mr. Advani		Mr. Baio		Ms. Tatlock		Mr. Yun
Personal Use of Company Aircraft[1]	2006 2005 2004	$ $ $	28,476 28,662 17,825	$ $ $	— — —	$ $ $	— — —	$ $ $	— — —	$ $ $	— — —

Use of Corporate Condominium[2]	2006 2005 2004	$ $ $	140 209 3,067	$ $ $	— — 4,007	$ $ $	— — —	$ $ $	326 522 2,909	$ $ $	— — —

Club Dues	2006 2005 2004	$ $ $	645 645 8,180	$ $ $	700 — —	$ $ $	300 1,113 1,260	$ $ $	8,467 9,935 5,735	$ $ $	1,434 — 1,304

Professional Tax Services Fees	2006 2005 2004	$ $ $	7,828 9,171 5,755	$ $ $	— 8,181 4,927	$ $ $	7,494 5,341 4,451	$ $ $	— — —	$ $ $	— — —

Amounts Reimbursed for the Payment of Taxes[3]	2006 2005 2004	$ $ $	5,774 6,765 —	$ $ $	— — —	$ $ $	5,528 3,940 —	$ $ $	— — —	$ $ $	— — —

Estate Planning Services Fees[4]	2006 2005 2004	$ $ $	— — —	$ $ $	— — —	$ $ $	— — —	$ $ $	35,000 — —	$ $ $	— — —

Total[5]	2006 2005 2004	$ $ $	42,863 45,452 34,827	$ $ $	700 8,181 8,934	$ $ $	13,322 10,394 5,711	$ $ $	43,793 10,457 8,644	$ $ $	1,434 — 1,304

[1]	Represents the aggregate incremental cost of personal use of Company aircraft during the applicable fiscal year, based upon rate per nautical mile of personal use as generally used by corporate aviation operators for cost and budget estimation purposes as published from time to time by Conklin & deDecker Associates, Inc. for each particular aircraft type utilized by the Company. These published rates are generally adjusted twice per year. The amounts set forth above for a particular fiscal year are based on the published rate at the time of the personal flight use. The cost of Mr. G. Johnson’s personal use of the Company aircraft has been adjusted for fiscal year 2004 from $8,885 to $17,825 and for fiscal year 2005 from $26,829 to $28,662, to include the cost of positioning flights.
[2]	Represents the incremental cost of personal use of Company-owned properties during the applicable fiscal year based on the annual incremental cost to the Company of the property pro-rated by the number of days of use.
[3]	Represents amounts reimbursed for the payment of taxes on Professional Tax Services Fees.
[4]	Represents amounts reimbursed for estate planning services pursuant to Ms. Tatlock’s employment agreement with the Company and Fiduciary Trust. See “Employment Contracts and Change-in-Control Arrangements”.
[5]	Under Company policies, the Company reimburses costs of travel, hotel accommodations, meals and other incidental expenses incurred by spouses of executive officers who accompany such executive officers in connection with Company-related events.

(e)	Recipients of restricted stock are entitled to vote such shares and receive dividends, but do not have investment power with respect to such shares.

Aggregate Holdings of Restricted Stock/Cash Dividends. The following table sets forth: (i) the aggregate number and value of restricted stock holdings as of September 30, 2006 and (ii) the aggregate amount of cash dividends on unvested restricted stock received during fiscal year 2006 (all of which was non-preferential), for each of the persons named in the Summary Compensation Table:

Name	Number of Shares	Value	Dividends
G. Johnson	49,139	$5,196,449	$32,676
V. Advani	16,954	$1,792,886	$10,915
J. Baio	5,826	$616,100	$3,878
A. Tatlock	2,090	$221,018	$2,882
W. Yun	12,753	$1,348,630	$8,013

The above amounts exclude any restricted stock grants on November 2, 2006 and November 21, 2006 as described hereafter. During fiscal year 2006, shares of restricted stock held by Named Executive Officers vested in the following amounts and values: Mr. G. Johnson, 38,641 shares valued at $3,968,886; Mr. Advani, 9,843 shares valued at $1,022,110; Ms. Tatlock, 4,175 shares valued at $441,506; Mr. Baio, 4,287 shares valued at $438,316; and Mr. Yun, 6,823 shares valued at $702,745. In addition, the vesting of 2,090 shares of Ms. Tatlock’s restricted stock scheduled to vest on September 28, 2007 was accelerated to the date immediately prior to the last day on which Ms. Tatlock is employed as an officer of the Company and/or any of its subsidiaries which is expected to be January 25, 2007.

(f)	Represents (i) 15,379 restricted performance shares granted on December 15, 2005 by the Compensation Committee under the 2002 Stock Plan ($1,500,068 valued at the closing price on the NYSE on the date of grant) and (ii) 40,141 shares of restricted common stock granted on November 21, 2006 by the Compensation Committee under the 2002 Stock Plan ($4,350,080 valued at the closing price on the NYSE on the date of grant). The 15,379 restricted performance shares were granted on December 15, 2005 as a long-term incentive plan award for fiscal year 2005. The Compensation Committee did not grant Mr. G. Johnson a long-term incentive plan award for fiscal year 2006. Following the achievement of certain performance goals for fiscal year 2006, Mr. G. Johnson was granted the 40,141 shares of restricted common stock on November 21, 2006.

With respect to the 15,379 shares of performance-based restricted stock granted on December 15, 2005, specific installments of restricted stock are subject to Company-related performance metrics in order to vest over a four-year period. In particular, the restricted stock vests upon the achievement of certain increases in pre-tax operating income for a fiscal year of the Company. Pre-tax operating income with respect to any fiscal year is defined as total operating revenue less total operating expenses determined on a consolidated basis as reported in the Company’s earnings release as operating income for an applicable fiscal year. One-quarter of the shares of restricted stock vest if pre-tax operating income for fiscal year 2006, 2007, 2008 or 2009 is at least 15% greater than pre-tax operating income for fiscal year 2005. Half of the shares of restricted stock vest if pre-tax operating income for fiscal year 2006, 2007, 2008 or 2009 is at least 32.25% greater than pre-tax operating income for fiscal year 2005. Three-quarters of the shares of restricted stock vest if pre-tax operating income for fiscal year 2006, 2007, 2008 or 2009 is at least 52.09% greater than pre-tax operating income for fiscal year 2005. All of the shares of restricted stock vest if pre-tax operating income for fiscal year 2006, 2007, 2008 or 2009 is at least 74.9% greater than pre-tax operating income for fiscal year 2005.

Because pre-tax operating income for fiscal year 2006 was at least 15% greater than pre-tax operating income for fiscal year 2005, 3,844 shares of common stock, representing the first one-quarter of Mr. G. Johnson’s 15,379 share restricted stock award, vested on November 6, 2006. The remaining three-quarters of Mr. G. Johnson’s restricted stock award vests as described above, if the pre-tax operating income targets are met. Should those performance metrics not be achieved, the unvested portion of the award will be forfeited at the end of the performance-vesting period.

The 40,141 shares of restricted common stock granted to Mr. G. Johnson on November 21, 2006 were also subject to the satisfaction of certain performance targets established by the Compensation Committee. As noted above in footnote (c), the Compensation Committee established in December 2005 a maximum individual target award for Mr. G. Johnson of $7,000,000 for fiscal year 2006, subject to the satisfaction of certain performance goals. If the Company’s profit margin as reported in the Company’s earnings release as operating margin was at least 26.35% for fiscal year 2006, then Mr. G. Johnson would receive $1,500,000 of the aggregate maximum individual target award. If such operating profit margin was less than the established threshold of 26.35%, then Mr. G. Johnson would forfeit any right to receive this $1,500,000 portion of the maximum individual target award. In addition, if the average (rounded to the nearest whole percent) of the percentage growth of earnings per share, as adjusted to factor out the effects of a one-time repatriation of foreign-based earnings, and pre-tax operating income (using the same definition as used for the performance-based restricted stock award above) for fiscal year 2006 was 25% or greater, then Mr. G. Johnson would receive $5,500,000 of the aggregate maximum individual target award. If such percentage was 20% to 24%, then the award would be $4,500,000; if the percentage was 15% to 19%, then the award would be $3,500,000; if the percentage was 10% to 14%, then the award would be $2,500,000; and if the percentage was 5% to 9%, then the award would be $1,500,000. If such percentage was less than 5%, then Mr. G. Johnson would forfeit any right to receive this $5,500,000 portion of the maximum individual target awards. Notwithstanding these potential target awards, the actual awards payable to Mr. G. Johnson were subject to the Compensation Committee’s authority to reduce the awards otherwise payable. The awards were payable in cash or Company stock at the discretion of the Compensation Committee.

Fiscal year 2006 profit margin was 32.3%, exceeding the 26.35% threshold for $1,500,000 of Mr. G. Johnson’s target award, and the average of the adjusted earnings per share and pre-tax operating income was 28.3%, exceeding the 25% threshold for $5,500,000 of Mr. G. Johnson’s target award. As a result, Mr. G. Johnson earned the maximum target award of $7,000,000, and on November 21, 2006, the Compensation Committee authorized payment in the form of cash and shares of restricted stock. Consistent with awards to other Named Executive Officers, the first $1 million was awarded 65% in cash and 35% in restricted stock; amounts in excess of $1 million up to $5 million were awarded 50% in cash and 50% in restricted stock, and amounts over $5 million were awarded 100% in restricted stock. The 40,141 shares of restricted common stock vest in approximately three equal increments on August 31, 2007, August 29, 2008 and August 31, 2009.

(g)	Includes restricted stock awards granted on September 22, 2005, November 3, 2005 and December 13, 2005 by the Compensation Committee under the 2002 Stock Plan, which awards were earned in fiscal year 2005 and awarded in fiscal year 2006. The following were the number of shares granted on September 22, 2005 and November 3, 2005 to each recipient: Mr. Advani, 10,336 shares; Mr. Baio, 2,937 shares; and Mr. Yun, 8,845 shares. On December 13, 2005 Mr. G. Johnson was granted 24,143 shares. One third of these restricted stock awards vested on September 29, 2006 and the remaining two-thirds will vest in approximately equal installments on September 28, 2007 and September 30, 2008.

(h)	Includes restricted stock awards granted on November 8, 2004 and November 24, 2004 by the Compensation Committee under the 2002 Stock Plan, which awards were earned in fiscal year 2004 and awarded in fiscal year 2005. The following were the number of shares granted on November 8, 2004 to each recipient: Mr. Advani, 9,856 shares; Mr. Baio, 3,607 shares; Ms. Tatlock, 6,272 shares; and Mr. Yun, 5,645 shares. Mr. G. Johnson was granted 37,373 shares on November 24, 2004. One third of these restricted stock awards vested on each of September 30, 2005 and September 29, 2006; the remaining one-third will vest on September 28, 2007.

Also includes restricted stock awards granted on November 15, 2004 by the Compensation Committee under the 2002 Stock Plan, which awards were earned in fiscal year 2004 and awarded in fiscal year 2005. The following were the number of shares granted to each recipient: Mr. Advani, 5,000 shares; Mr. Baio, 4,000 shares and Mr. Yun, 5,000 shares. One-third of these shares met the accelerated vesting requirements at the end of fiscal year 2005 because Operating Income (as defined below) for fiscal year 2005 was at least 15% greater than Operating Income for fiscal year 2004. An additional one-third of these shares met the accelerated vesting requirements at the end of fiscal year 2006 because Operating income for fiscal year 2006 was at least 32.25% greater than Operating Income for fiscal year 2004. The remaining one-third of the shares of restricted stock granted to these executive officers vests in full on September 28, 2007. “Operating Income” with respect to any fiscal year is defined as total operating revenues less total operating expenses determined on a consolidated basis reported in the annual financial statements included in the Company’s Annual Report on Form 10-K for such fiscal year.

(i)	Includes restricted stock awards granted on November 2, 2006 by the Compensation Committee under the 2002 Stock Plan; awards were earned in fiscal year 2006 and granted in fiscal year 2007. The following are the number of shares granted to each recipient: Mr. Advani, 7,049 shares and Mr. Yun, 3,411 shares. One third of these restricted stock awards vests on each of August 31, 2007, August 29, 2008 and August 31, 2009.

(j)	Represents options granted on November 12, 2003 which vested in equal one-third increments over a 3-year period.

(k)	All Other Compensation consists of the following:

		Mr. G. Johnson		Mr. Advani		Mr. Baio		Ms. Tatlock		Mr. Yun
Vacation Cash-In 1	2006 2005 2004	$ $ $	0 0 0	$ $ $	0 17,308 17,308	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0

Employment Integration Payment [2]	2006 2005 2004	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	425,000 425,000 425,000	$ $ $	344,000 344,000 344,000

Company Benefits [3]	2006 2005 2004	$ $ $	0 0 0	$ $ $	32,486 51,581 25,533	$ $ $	33,968 44,326 27,756	$ $ $	6,300 6,150 6,000	$ $ $	32,486 36,221 24,145

Supplemental Benefit Plan Distribution [4]	2006 2005 2004	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 1,167,348 0	$ $ $	0 0 0

Company Paid Life Insurance [5]	2006 2005 2004	$ $ $	1,264 1,290 540	$ $ $	1,320 1,504 1,350	$ $ $	1,752 1,992 1,152	$ $ $	7,368 7,608 6,172	$ $ $	1,320 1,560 1,564

Profit Sharing [6]	2006 2005 2004	$ $ $	9,237 9,405 4,936	$ $ $	9,237 9,405 4,936	$ $ $	9,237 9,405 4,936	$ $ $	9,237 9,405 4,936	$ $ $	9,237 9,405 4,936

Relocation Bonus	2006 2005 2004	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 62,731	$ $ $	0 0 0	$ $ $	0 0 0

Gifts and Incentives	2006 2005 2004	$ $ $	215 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0

Total	2006 2005 2004	$ $ $	10,716 10,695 5,476	$ $ $	43,043 79,798 49,127	$ $ $	44,957 55,723 96,575	$ $ $	447,905 1,615,511 442,108	$ $ $	387,043 391,186 374,645

[1]	Under Company benefit policies, an employee may receive cash payment for vacation time accrued beyond an established maximum. A minimum of 5 days and a maximum of 10 days may be paid out to the employee.
[2]	See “Employment Contracts and Change-In-Control Arrangements”.
[3]	Company Benefits consist of matching grants and purchase discounts under the 1998 Employee Stock Investment Plan, as amended, and matching amounts contributed to the Profit Sharing Plan. Under the Profit Sharing Plan, the Company makes a matching contribution equal to 50% of each eligible participant’s salary deferrals, subject to certain limitations and requirements as set forth in the Profit Sharing Plan. Additionally, under the terms of the Profit Sharing Plan, the Company may make a discretionary profit sharing contribution to eligible participants. See footnote 6 below.
[4]	Represents the sole and final distribution made to Ms. Tatlock on June 15, 2005 under the Fiduciary Trust Company International Supplemental Benefit Plan, subsequent to its termination on June 30, 2003. This non-qualified supplemental benefit plan was established on October 1, 1988 and was adjunct to the 1989 Amended Retirement Plan of Fiduciary Trust Company International (successor plan to the 1982 Amended Retirement Plan of Fiduciary Trust Company of New York), which was prior to the time the Company acquired Fiduciary Trust. There are no remaining payments to be made under this plan.
[5]	Represents premium payments by the Company for Group Term Life and Supplemental Life Insurance.
[6]	Represents the Company’s profit sharing contributions approved by the Company’s Board of Directors under the Profit Sharing Plan. See footnote 3 above.

OPTION GRANTS IN LAST FISCAL YEAR

During the fiscal year ended September 30, 2006, no options were granted and no stock appreciation rights were awarded to the persons listed in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table provides information on option exercises in fiscal year 2006 by the persons listed in the Summary Compensation Table and the value of their unexercised options at September 30, 2006. No stock appreciation rights were exercised or held by the persons listed in the Summary Compensation Table.

Name	Shares Acquired on Exercise(b) (#)	Value Realized(b) ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable (b)	Value of Unexercised In-The-Money Options at Fiscal Year-End Exercisable/Unexercisable (a)(b)
Gregory E. Johnson	112,511	$7,156,740	380,996/0	$26,455,903/$0
Vijay C. Advani	68,647	$4,069,837	8,581/0	$499,243/$0
James R. Baio	30,078	$1,769,837	26,553/0	$1,668,540/$0
Anne M. Tatlock	25,743	$1,597,400	72,080/0	$4,917,398/$0
William Y. Yun	16,180	$1,001,935	20,603/0	$1,198,159/$0

(a)	The market value of underlying securities is based on the closing price of the Company’s common stock on the NYSE on September 29, 2006 (the last trading day of the Company’s fiscal year) of $105.75 per share minus the exercise price.
(b)	On March 15, 2005, the Board declared a special cash dividend of $2.00 per share of common stock of the Company, payable on April 15, 2005, to stockholders of record holding shares of common stock on March 31, 2005. Under the 2002 Stock Plan and in accordance with its antidilution provisions, the Compensation Committee may, in the event of any distribution of cash or other assets to stockholders other than an ordinary cash dividend, proportionally adjust, among other things, the number of securities covered by each outstanding award and the price per share covered by each such outstanding award under the 2002 Stock Plan. Accordingly, the Compensation Committee, pursuant to authority under the 2002 Stock Plan, proportionally adjusted both the exercise price and the number of shares of each outstanding option issued under the 2002 Stock Plan pursuant to the formulas set out below.

Share Adjustment Calculation

Number of Shares Pre-dividend	×	Closing Price (Closing Price – Dividend per Share)	=	Number of Shares Post-dividend

Exercise Price Adjustment Calculation

Pre-dividend Exercise Price per Share	×	(Closing Price – Dividend per Share) Closing Price	=	Exercise Price per Share Post Dividend

“Closing Price” means the official NYSE closing price per share of common stock of the Company on the last trading day before the ex-dividend date for the special cash dividend.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

In December 2000, Ms. Tatlock entered into an employment agreement with the Company and Fiduciary Trust. Under the employment agreement, Ms. Tatlock was entitled to employment for five years from the closing date of the Company’s acquisition of Fiduciary Trust on April 10, 2001 (the “Term”), after which she became an “at will” employee. In addition, she was entitled to a base salary equal to a minimum of $590,000 per year, subject to review by the Company’s Chief Executive Officer and Compensation Committee (which, in any event, shall not decrease such base salary). Ms. Tatlock was also entitled to, at a minimum, the following bonus and incentive compensation: (a) a bonus for each period (i) commencing January 1, 2001 and ending December 31, 2001 and (ii) commencing January 1, 2002 and ending September 30, 2002, on an annualized basis, of not less than $609,281, of which Ms. Tatlock was entitled to receive an annualized short-term bonus of $296,500 payable in cash and an annualized long-term bonus of $312,781 to be granted in the form of restricted stock vesting over three years; (b) after September 30, 2002, awards, grants or payments that may be awarded under the Company’s incentive compensation plan; (c) additional services compensation in the amount of $2,125,000 payable in equal annual cash payments of $425,000 over five years, subject to certain conditions relating to Ms. Tatlock’s continued employment; (d) stock options representing 38,836 shares of common stock of the Company, 50% of which were exercisable as of April 10, 2004 and 50% of which were exercisable as of April 10, 2005; (e) an allowance for financial and tax planning of up to $15,000 for fiscal year 2001 and $5,000 for each subsequent fiscal year during the term of the employment agreement; and (f) such luncheon club memberships and other memberships in accordance with Fiduciary Trust’s policy and practices.

In December 2000, Mr. Yun also entered into an employment agreement with the Company and Fiduciary Trust. Under the employment agreement, Mr. Yun was entitled to employment for the Term, after which he became an “at will” employee. In addition, he was entitled to a base salary equal to a minimum of $525,000 per year, subject to review by the Company’s Chief Executive Officer and Compensation Committee (which, in any event, shall not decrease such base salary). Mr. Yun was also entitled to, at a minimum, the following bonus and incentive compensation: (a) a bonus for each period (i) commencing January 1, 2001 and ending December 31, 2001 and (ii) commencing January 1, 2002 and ending September 30, 2002, on an annualized basis, of not less than $355,197, of which Mr. Yun was entitled to receive an annualized short-term bonus of $190,000 payable in cash and an annualized long-term bonus of $165,197 to be granted in the form of restricted stock vesting over three years; (b) after September 30, 2002, awards, grants or payments that may be awarded under the Company’s incentive compensation plan; (c) additional services compensation in the amount of $1,720,000 payable in equal annual cash payments of $344,000 over five years, subject to certain conditions relating to Mr. Yun’s continued employment; (d) stock options representing 31,322 shares of common stock of the Company, 50% of which were exercisable as of April 10, 2004 and 50% of which were exercisable as of April 10, 2005; (e) an allowance for financial and tax planning of up to $15,000 for fiscal year 2001 and $5,000 for each subsequent fiscal year during the term of the employment agreement; and (f) such luncheon club memberships and other memberships in accordance with Fiduciary Trust’s policy and practices.

Under both employment agreements, if the Company desired to terminate the employee’s employment without cause or if the employee terminated his or her employment for good reason, which included termination for any reason following a change-in-control of the Company, the employee would remain on the payroll of the Company and be entitled to receive: (1) all unpaid base salary and unpaid bonus amounts for the balance of the Term; (2) additional services cash compensation, and any additional services stock compensation would be exercisable in accordance with the provisions of such stock option grant; and (3) other benefits provided for in the employment agreement, which would continue to be paid or provided to the employee for the remainder of the Term, subject to such deductibles and co-payments as applicable under such plan or if, for any reason, the employee was no longer treated as an employee of the Company and such benefits were not so payable, the cash value of such benefits would be paid to the employee.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by the Company under those statutes, the following report shall not be deemed to be “soliciting material,” or to be incorporated by reference into any prior filings or future filings made by the Company under those statutes.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of Franklin Resources, Inc. (the “Company”) is composed entirely of non-employee directors who are “independent” in accordance with the corporate governance listing standards of the NYSE and any other applicable securities exchanges. In addition, each member qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and as a “non-employee director” for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The role of the Compensation Committee is to oversee the establishment of goals and objectives related to Chief Executive Officer compensation, determine the compensation level of the Chief Executive Officer, assist the Board of Directors in fulfilling its responsibility relating to the compensation (and related benefits) of the executive officers of the Company, discharge the responsibilities of the Board of Directors relating to compensation of the Company’s executives and prepare this annual report on executive officer compensation for the Company’s Proxy Statement. The Compensation Committee also administers the Company’s Amended and Restated Annual Incentive Compensation Plan (the “Incentive Plan”), the 2004 Key Executive Incentive Compensation Plan (“Key Executive Incentive Plan”), the 2002 Universal Stock Incentive Plan (the “2002 Stock Plan”), which is the successor to the Amended and Restated 1998 Universal Stock Incentive Plan, and the 1998 Employee Stock Investment Plan. The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and the Board of Directors periodically review and revise the charter, as necessary or appropriate. The current Compensation Committee charter is posted in the corporate governance section of the Company’s website.

This report discusses the Compensation Committee’s overall objectives in designing the Company’s compensation programs. It also reviews the Compensation Committee’s compensation determinations in 2006 for the Company’s Chief Executive Officer and executive officers, including other executive officers named in the Summary Compensation Table in the Proxy Statement.

Compensation Philosophy and Policies

The Compensation Committee believes that total compensation should vary with the Company’s performance in achieving financial and non-financial objectives and that compensation of the Company’s executives should be aligned with the interests of the stockholders. The Compensation Committee further believes that at least a portion of compensation should encourage executive officers to focus on the Company’s long-range growth and development. The Company’s compensation program for executive officers (including the Chief Executive Officer) consists primarily of salary and annual cash and equity incentive bonuses based upon individual and Company performance.

In its review of executive officer compensation, and, in particular, in determining the amount and form of awards under the Incentive Plan, Key Executive Incentive Plan and 2002 Stock Plan, the Compensation Committee generally considers, among other things: the officer’s responsibilities and performance during the fiscal year ended September 30, 2006; the Company’s overall performance during the current and prior fiscal years as well as its future objectives and challenges; amounts paid to the executive officer in prior years as salary, bonus and other compensation; and relevant market survey information with respect to cash and long-term compensation for comparable companies.

The Company generally uses a combination of employee benefit plans to award bonuses to employees, including executive officers. The overall bonus pool is determined pursuant to the Incentive Plan, which allows for both cash and stock awards to Company employees, including executive officers. Bonuses awarded to the Chief Executive Officer are generally made under the Key Executive Incentive Plan, which was ratified and approved by stockholders in fiscal year 2004. A component of such award may be in the form of equity securities, as was the case in the last three fiscal years, which award is granted through the 2002 Stock Plan. As a general matter, the size of the award pool available for bonus payments under the Incentive Plan is a percentage of the Company’s net operating income, exclusive of passive income and calculated before non-operating interest, taxes, extraordinary and certain special items, and before the accrual of awards under both the Incentive Plan and the Key Executive Incentive Plan (referred to as “Pre-Tax Operating Income”—see the table below). In determining the percentage of pre-tax operating income that will go into the award pool, the Compensation Committee considers a variety of factors, including the performance of the Company’s stock compared to the indices set forth in the performance graph included in the Proxy Statement and the increase or decrease in market price of the Company’s common stock.

In 2006, the Compensation Committee renewed the 2005 engagement of a third-party compensation consultant to provide independent analyses of, and counsel on, the Company’s executive compensation program and practices. The role of the independent consultant is to assess objectively all elements of executive officer compensation, including market competitiveness of base and variable and long-term compensation. As part of this analysis, the consultant compared the Company’s Chief Executive Officer’s compensation to a group of seven publicly traded mutual fund management companies, taking into account the performance of the Company, the Chief Executive Officer’s role, responsibilities and performance, and the market data for the peer companies. The consultant determined that the Chief Executive Officer’s fiscal year 2006 compensation was reasonable and competitive, significantly performance-based and aligned with Company objectives.

The Compensation Committee continued the practice begun in 2005 of reviewing tally sheets setting forth the cash value of all components of each Named Executive Officer’s fiscal year 2006 compensation, including salary, bonus, equity and long-term compensation, benefits and perquisites, and projected value of equity holdings under various share value scenarios. The Compensation Committee deems this an important step in comprehensively assessing the reasonableness of compensation received by the executive officers of the Company. The Compensation Committee also reviews for each Named Executive Officer material consisting of their profiles and accomplishments as well as their individual performance plans for the year.

Salaries

The Compensation Committee believes that base salary increases to certain employees, including executive officers, should be limited, and that the majority of their annual pay should be in variable compensation tied to Company performance. Base salaries are evaluated annually for all executive officers, including the Chief Executive Officer. In connection with a Company-wide review of base salaries, the Compensation Committee determined that employees whose salary levels were in excess of a pre-determined amount would generally not be eligible to receive an increase to base salary for fiscal year 2006. Other than increases associated with promotions received by two individuals, none of the Named Executive Officers has received an increase in base salary during the last three fiscal years.

Incentive Compensation

The Compensation Committee determined that each of the Named Executive Officers, including the Chief Executive Officer, warranted incentive bonus awards in respect of fiscal year 2006 performance. Each bonus award was comprised of a combination of cash and restricted stock. In keeping with the Company’s practice established in fiscal year 2004, there were no stock options granted in fiscal year 2006. Consequently, stock options reported in the compensation tables included in the Proxy Statement reflect grants made in fiscal year 2004, for fiscal year 2003 contributions.

The Company reports the cash and restricted stock portion of any bonus award earned during a particular fiscal year by a Named Executive Officer on the Summary Compensation Table which appears in the Proxy Statement.

In the course of reviewing and approving awards to the Named Executive Officers, the Compensation Committee considers, as discussed above, a number of different individual and Company performance factors. In particular, the Compensation Committee considered the following Company performance measures achieved in fiscal year 2006 in comparison to fiscal year 2005:

	As of and for the fiscal years ended:		% Change Fiscal 2006 vs. 2005
	2005	2006
Pre-Tax Operating Income (see reference above)	$1,488,609,800	$1,874,676,000	25.9%
Operating Income	$1,288,376,000	$1,633,381,000	26.8%
Operating Revenues	$4,310,098,000	$5,050,726,000	17.2%
Operating Margin	29.9%	32.3%	8.0%
Assets Under Management (year end)	$453,065,000,000	$511,330,000,000	12.9%
Simple Monthly Average Assets Under Management	$410,758,000,000	$482,384,000,000	17.4%
Diluted Earnings per Share	$4.06	$4.86	19.7%
Diluted Earnings per Share Growth	47.6%	19.7%

The foregoing performance factors were also taken into consideration in determining the funding of the award pool and size of awards granted to employees.

For fiscal year 2006, the Compensation Committee awarded other employees, including other executive officers, bonuses consisting of cash and restricted stock or restricted stock units. Consistent with the practice established in fiscal year 2000, bonuses awarded were generally comprised of 65% cash and 35% restricted stock or restricted stock units, in each case with deferred vesting, granted under the 2002 Stock Plan. One Named Executive Officer who is retiring in early 2007 was awarded a bonus consisting entirely of cash. Certain executive and non-executive officer employees, whose awards were in excess of $1.0 million, were awarded those amounts in excess of $1.0 million in the form of 50% cash and 50% of restricted stock or restricted stock units.

In addition, the Committee determined that in cases where special recognition of contributions was warranted, or for retention purposes, additional long term restricted stock or restricted stock unit awards be granted to employees, but not executive officers. These awards have two vesting treatments, both over three year periods, either in equal one-third increments on August 31, 2007, August 29, 2008 and August 31, 2009, or on a prospective basis, whereby the entire award will vest on August 31, 2009.

The Compensation Committee notes that Ms. Anne M. Tatlock and Mr. William Y. Yun, in addition to their incentive bonus awards, received the fifth and final annual cash payment, of $425,000 and $344,000, respectively, pursuant to the terms of their December 2000 employment agreements, in respect of previously agreed upon integration services cash bonuses.

Timing

Because the Company’s fiscal year ends on September 30th and the press release containing the Company’s earnings for the year typically goes out in late October, our general practice is to make award decisions for the previous fiscal year and review salaries of the Company’s executive officers in November. This enables the Compensation Committee to review a full year of the executives’ performance as well as a full year of the Company’s performance.

Employment and Severance Agreements

Currently, the Company’s Named Executive Officers are employed (except for Mr. Baio who left the Company in October 2006) on an “at will” basis, without any written employment or severance agreements.

Ms. Tatlock and Mr. Yun’s employment continued on an at will basis after the end of the term of their employment agreements in April 2006. Accordingly, the Company’s Named Executive Officers are not entitled to any particular severance benefit upon his or her involuntary termination of employment by the Company. The Company, however, may provide severance on a case by case basis in its discretion. In addition, the Company has not entered into any agreement with a Named Executive Officer that provides for additional payments solely on account of a change in control of the Company. However, the vesting or payment of outstanding stock options or incentive awards or benefits may accelerate upon a change in control of the Company.

Stock Ownership Requirements

As discussed in greater detail under the heading “Corporate Governance—Stock Ownership Guidelines” in the Proxy Statement, the Board of Directors has adopted guidelines for the directors and certain senior officers of the Company concerning their ownership of the Company’s common stock. The ownership guidelines specify the minimum amount of shares that the directors and such officers should own. They are intended to align further the interests of the directors and such officers with the interests of the Company’s other stockholders and to strengthen the link between long-term Company performance and executive compensation.

CEO Compensation

For fiscal year 2006, Mr. Gregory E. Johnson, the Company’s President and Chief Executive Officer, had a base salary of $780,132, which was not increased from the previous two fiscal years, in accordance with the Compensation Committee’s decisions discussed above under “Salaries.”

With respect to incentive compensation in fiscal year 2006, the Compensation Committee made two awards to Mr. G. Johnson as described below.

The Compensation Committee determined on December 15, 2005 to grant a performance-based restricted stock award of 15,379 shares to Mr. G. Johnson under the 2002 Stock Plan. This award differs in structure from those granted to other top contributing employees and officers of the Company, in that specific installments of restricted stock are subject to Company-related performance metrics in order to vest over a four-year period. In particular, the restricted stock vests upon the achievement of certain increases in pre-tax operating income for a fiscal year of the Company. Pre-tax operating income with respect to any fiscal year is defined as total operating revenue less total operating expenses determined on a consolidated basis as reported in the Company’s earnings release as operating income for an applicable fiscal year (referred to as “Operating Income” in the table above). One-quarter of the shares of restricted stock vest if pre-tax operating income for fiscal year 2006, 2007, 2008 or 2009 is at least 15% greater than pre-tax operating income for fiscal year 2005. Half of the shares of restricted stock vest if pre-tax operating income for fiscal year 2006, 2007, 2008 or 2009 is at least 32.25% greater than pre-tax operating income for fiscal year 2005. Three-quarters of the shares of restricted stock vest if pre-tax operating income for fiscal year 2006, 2007, 2008 or 2009 is at least 52.09% greater than pre-tax operating income for fiscal year 2005. All of the shares of restricted stock vest if pre-tax operating income for fiscal year 2006, 2007, 2008 or 2009 is at least 74.9% greater than pre-tax operating income for fiscal year 2005. Should those performance metrics not be achieved, the award will be forfeited either in whole or in part at the end of the performance-vesting period.

Because pre-tax operating income for fiscal year 2006 was at least 15% greater than pre-tax operating income for fiscal year 2005, 3,844 shares of common stock, representing the first one-quarter of Mr. G. Johnson’s 15,379 share restricted stock award, vested on November 6, 2006. The remaining three-quarters of Mr. G. Johnson’s restricted stock award vests as described above, if the pre-tax operating income targets are met.

On December 15, 2005, the Compensation Committee also established a maximum individual target award of $7,000,000 for fiscal year 2006 for Mr. G. Johnson, under the Company’s Key Executive Incentive Plan. If the Company’s profit margin (see “Operating Margin” in the table above) was at least 26.35% for fiscal year 2006, then Mr. G. Johnson would receive $1,500,000 of the aggregate maximum individual target awards. If such operating profit margin was less than the established threshold of 26.35%, then Mr. G. Johnson would forfeit any right to receive this $1,500,000 portion of the maximum individual target award. In addition, if the average (rounded to the nearest whole percent) of the percentage growth of earnings per share, as adjusted to factor out the effects of a one-time repatriation of foreign-based earnings, and pre-tax operating income (using the same definition as used for the performance-based restricted stock award above) for fiscal year 2006 was 25% or greater, then Mr. G. Johnson would receive $5,500,000 of the aggregate maximum individual target award. If such percentage was 20% to 24%, then the award would be $4,500,000; if the percentage was 15% to 19%, then the award would be $3,500,000; if the percentage was 10% to 14%, then the award would be $2,500,000; and if the percentage was 5% to 9%, then the award would be $1,500,000. If such percentage was less than 5%, then Mr. G. Johnson would forfeit any right to receive this $5,500,000 portion of the maximum individual target award. Notwithstanding these potential target award amounts, the actual awards payable to Mr. G. Johnson are subject to the Compensation Committee’s authority to reduce the awards otherwise payable to a participant. The awards are payable in cash or Company stock at the discretion of the Compensation Committee.

In determining incentive compensation for Mr. G. Johnson, the Compensation Committee considered a number of individual and Company performance factors, as described in the Key Executive Incentive Plan. Fiscal year 2006 profit margin was 32.3%, exceeding the 26.35% threshold for $1,500,000 of Mr. G. Johnson’s target award, and the average of the adjusted earnings per share and pre-tax operating income was 28.3%, exceeding the 25% threshold for $5,500,000 of Mr. G. Johnson’s target award. In light of the Company’s very strong performance for fiscal year 2006, Mr. G. Johnson earned the maximum target award of $7,000,000, and on November 21, 2006, the Compensation Committee authorized payment in the form of cash and shares of restricted stock. Consistent with awards to other Named Executive Officers, the first $1 million was awarded 65% in cash and 35% in restricted stock, amounts in excess of $1 million up to $5 million were awarded 50% in cash and 50% in restricted stock and amounts over $5 million were awarded 100% in restricted stock.

The Compensation Committee determined on December 20, 2006 to establish a maximum individual target award of $7,000,000 for fiscal year 2007 for Mr. G. Johnson. This maximum individual target award can be achieved based on two fiscal year 2007 components, operating profit margin (rounded to the nearest whole percent) and the average (rounded to the nearest whole percent) of the percentage growth of diluted earnings per share and pre-tax operating income.

If the Company’s operating profit margin is at least 35% for fiscal year 2007, then Mr. G. Johnson will be entitled to receive $2,100,000 of the aggregate maximum individual target award. If such operating profit margin is 32% to 34%, Mr. G. Johnson will be entitled to receive $1,890,000 of such award. If such operating profit margin is 28% to 31%, Mr. G. Johnson will be entitled to receive $1,680,000 of such award. If such operating profit margin is less than 28%, then Mr. G. Johnson will forfeit any right to receive this $2,100,000 portion of the target award.

If the average of the percentage growth of diluted earnings per share and pre-tax operating income for fiscal year 2007 as compared to fiscal year 2006 is 23% or greater, then Mr. G. Johnson will be entitled to receive $4,900,000 of the aggregate maximum individual target award. If such average percentage growth is 15% to 22%, he will be entitled to receive $3,920,000 of such award; if such average percentage growth is 10% to 14%, he will be entitled to receive $2,450,000 of such award; and if such average percentage growth is 5% to 9%, he will be entitled to receive $980,000 of such award. If such average percentage growth is less than 5%, Mr. G. Johnson will forfeit any right to receive this $4,900,000 portion of the target award.

Notwithstanding the potential amounts receivable pursuant to the target award, the actual award amounts payable to Mr. G. Johnson are subject to the Compensation Committee’s authority to reduce the award amounts otherwise payable to him. Additionally, the award is payable in cash or Company stock at the discretion of the Compensation Committee.

This award package was reviewed by the independent compensation consultant, who advised the Compensation Committee that it was consistent with market practices, significantly performance based and aligned with Company objectives. The independent consultant also advised the Compensation Committee that the award package is consistent with the Compensation Committee’s stated philosophy for rewarding executives and is competitive with the market.

The Compensation Committee believes that the compensation package of Mr. G. Johnson for fiscal year 2007 is reasonable and appropriate and that it is aligned with the interests of the Company’s stockholders.

Other Benefits and Perquisites

All executive officers are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most employees of the Company. All executive officers are eligible to participate in the Franklin Resources, Inc. 1998 Employee Stock Investment Plan and participate in the Franklin Templeton Profit Sharing 401(k) Plan. The Company’s Board of Directors reviews and approves all corporate contributions to the 401(k) plan.

The Compensation Committee also reviewed other benefits, including personal use of Company aircraft, received by the Named Executive Officers as noted in the tables detailing Other Annual Compensation and All Other Compensation in the Proxy Statement, and determined that they were reasonable overall.

Tax Deductibility of Compensation

In evaluating compensation program alternatives, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended. Section 162(m) limits to $1 million the amount that a publicly traded corporation, such as the Company, may deduct for compensation paid in any year to its chief executive officer or any other of its four most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million per executive officer limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the Company’s stockholders.

The Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining competitive compensation. The Company expects that performance-based awards either in the form of cash or restricted stock should qualify for the performance-based compensation exception to Section 162(m). The Compensation Committee, however, believes that it is important for it to retain maximum flexibility in designing compensation programs that are in the best interests of the Company and its stockholders. Therefore, the Compensation Committee, while considering tax deductibility as a factor in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible if it believes that the compensation is commensurate with the performance of the covered employee.

Respectfully Submitted:

Compensation Committee

Charles Crocker (Chairman)

Samuel H. Armacost

Joseph R. Hardiman

Thomas H. Kean

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2006, the following directors served as members of the Compensation Committee: Messrs. Crocker, Armacost, Hardiman, and Kean. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2006, and no member of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries or was a party to any disclosable related party transaction involving the Company. During fiscal year 2006, none of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation Committee of the Company.

PERFORMANCE GRAPH

The following performance graph compares the performance of an investment in the Company’s common stock for the last five fiscal years to that of the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500 Index”), an index to which the Company was added in April 1998, and to the Standard & Poor’s 500 Financials Index (the “S&P 500 Financials Index”). The S&P 500 Index consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a market-value weighted index (stock price times number of shares outstanding), with each stock’s weight in the index proportionate to its market value. The S&P 500 Index is one of the most widely used benchmarks of U.S. equity performance. The S&P 500 Financials Index is a capitalization-weighted index of the stocks of approximately 70 companies that are in the S&P 500 Index and whose primary business is in a sub-sector of the financial industry. It is designed to measure the performance of the financial sector of the S&P 500 Index. The graph assumes that the value of the investment in the Company’s common stock and each index was $100 at the market close on September 28, 2001 (the last trading day before the beginning of the Company’s fifth preceding fiscal year) and that all dividends were reinvested.

COMPARISON OF FIVE YEAR CUMULATIVE RETURN

	2001	2002	2003	2004	2005	2006
Franklin Resources, Inc.	100.0	90.4	129.6	164.8	256.7	324.6
S&P 500 Index	100.0	79.5	98.9	112.6	126.4	140.0
S&P 500 Financials Index	100.0	85.4	107.5	123.5	131.1	158.0

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by us under those statutes, the preceding performance graph shall not be deemed to be “soliciting material,” or to be incorporated by reference into any prior filings or future filings made by the Company under those statutes.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by us under those statutes, the following report shall not be deemed to be “soliciting material,” or to be incorporated by reference into any prior filings or future filings made by the Company under those statutes.

REPORT OF THE AUDIT COMMITTEE

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Franklin Resources, Inc. (the “Company”) consists of Chutta Ratnathicam (Chairman), Charles Crocker, Laura Stein and Louis E. Woodworth. Each of the members of the Audit Committee is independent as defined under the New York Stock Exchange listing standards and applicable law. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor. The Audit Committee’s function is more fully described in the written charter, which is attached as Appendix A to the Proxy Statement and posted in the corporate governance section of the Company’s website.

REVIEW OF THE COMPANY’S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2006

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2006 with the Company’s management.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Audit Committee has also received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the Securities and Exchange Commission.

Respectfully Submitted by the Members of the Audit Committee:

Chutta Ratnathicam (Chairman)

Charles Crocker

Laura Stein

Louis E. Woodworth

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board, with the ratification of the stockholders, engaged PricewaterhouseCoopers LLP (“PwC”) to perform an annual audit of the Company’s consolidated financial statements for fiscal year 2006.

The following table sets forth the approximate aggregate fees billed or expected to be billed to the Company by PwC for fiscal years 2006 and 2005 for the audit of the Company’s annual consolidated financial statements and for other services rendered by PwC.

	FISCAL YEARS ENDED
	2006	2005
	(in thousands)
Audit Fees	$4,480	$3,200
Audit-Related Fees (a)	$750	$850
Tax Fees (b)	$480	$530
All Other Fees (c)	$90	$20

TOTAL FEES	$5,800	$4,600

(a)	Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services related primarily to internal control examinations pursuant to the Statement of Auditing Standards No. 70, consultation concerning financial accounting and reporting standards, attestation services, due diligence services and audits of employee benefit plans.
(b)	Tax Fees consist of tax return preparation, tax compliance, tax advice and tax planning services, including assistance with tax appeals (to the extent permitted). For fiscal year 2006, tax return preparation and tax compliance services represented approximately $475,000 of the total amount of Tax Fees.
(c)	All Other Fees consist principally of services rendered in connection with assistance in regulatory reporting in various jurisdictions and repatriation consulting.

Note: For fiscal year 2006, 1.2% of the total fees for services rendered by PwC were approved by the Audit Committee pursuant to the pre-approval waiver requirements under 17 CFR 210.2-01(c)(7)(i)(C), of which 0.5% represented Tax Fees and 0.7% represented All Other Fees.

PRE-APPROVAL PROCESS AND POLICY

The audit and non-audit services provided to the Company and its subsidiaries by PwC, the independent auditors, during fiscal year 2006 were pre-approved by the Audit Committee. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by PwC. This policy describes the permitted audit, audit-related, tax and other services that the independent auditors may perform.

Any requests for audit, audit-related, tax and other services must initially be submitted to the Company’s Chief Financial Officer (the “CFO”). Any requests preliminarily approved by the CFO are then submitted to the Audit Committee for final pre-approval. Normally, pre-approval is considered at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings up to a designated approval amount, which amount for fiscal year 2007 is $50,000 (the “Chairman Approval Amount”), has been delegated to the Chairman of the Audit Committee. The decision of the Chairman to grant specific pre-approval of a service shall be presented to the Audit Committee at its scheduled meetings. If the estimated fees for proposed services exceed the Chairman Approval Amount, specific pre-approval by the entire Audit Committee is required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2006, Franklin Templeton Bank & Trust, F.S.B., and various bank related subsidiaries of Fiduciary Trust, a subsidiary of the Company, entered into various transactions in the ordinary course of their business with certain directors and executive officers of the Company and members of their immediate families. Additionally, Fiduciary Trust provided certain services to individual directors and/or members of their families. The transactions and services involved loans, deposits and sales of commercial paper, certificates of deposit and other money market instruments and certain other banking transactions as well as trustee and investment management services. As transactions and services made or entered into in the ordinary course of business, all such transactions and services were made or provided on substantially the same terms, including fees, interest rates and collateral, that prevailed at the time for comparable transactions or services with other third parties in arms-length relationships and did not involve more than the normal risk of collectability or present other unfavorable features.

In fiscal year 2006, Mr. C.B. Johnson, Chairman of the Board, Member—Office of the Chairman and a director of the Company, who, among other family relationships, is the father of Mr. G. Johnson, President and Chief Executive Officer and a director nominee of the Company, and Ms. Bolt, Executive Vice President—Operations and Technology for the Company, was paid $594,330 and did not receive a cash bonus. Mr. C.B. Johnson’s base salary for fiscal year 2007 is $594,330.

In fiscal year 2006, Mr. R. Johnson, Jr. a Vice Chairman, Member—Office of the Chairman and a director of the Company, who, among other family relationships, is the brother of Mr. C.B. Johnson, Chairman of the Board, was paid $532,396 and did not receive a cash bonus. Mr. R. Johnson’s base salary for fiscal year 2007 is $532,396.

In fiscal year 2006, Ms. Bolt, Executive Vice President—Operations and Technology for the Company, who, among other family relationships, is the daughter of Mr. C.B. Johnson, Chairman of the Board, and the sister of Mr. G. Johnson, President and Chief Executive Officer of the Company, was paid $1,200,000, which included a cash bonus of $750,000. Ms. Bolt also received 4,093 shares of restricted stock. Ms. Bolt’s base salary for fiscal year 2007 is $450,000.

In fiscal year 2006, Robert R. Dean, a Vice President and Portfolio Manager for Franklin Advisers, Inc., a subsidiary of the Company, and the son-in-law of the late Mr. Harmon E. Burns, who served as a Vice Chairman, Member—Office of the Chairman and a director of the Company during fiscal year 2006, was paid $619,000, which included a cash bonus of $455,000. Mr. Dean also received 1,115 shares of restricted stock and mutual fund shares with a value of $122,500. Mr. Dean’s base salary for fiscal year 2007 is $175,000.

In November 2005, Joel Burns, the brother of the late Mr. Harmon E. Burns, who served as a Vice Chairman, Member—Office of the Chairman and a director of the Company during fiscal year 2006, commenced employment as a wholesaler in the regional sales group of Franklin/Templeton Distributors, Inc., a subsidiary of the Company. In fiscal year 2006, Mr. J. Burns was paid $80,000, plus applicable commissions that may be earned. Mr. J. Burns also received 182 shares of restricted stock. Mr. J. Burns’ base salary for fiscal year 2007 is $80,000, plus applicable commissions that may be earned.

In fiscal year 2006, David A. Lewis, Sr., a senior trader for Franklin Templeton Services, LLC, a subsidiary of the Company, and the brother of Mr. Kenneth A. Lewis, a Senior Vice President, Chief Financial Officer and Treasurer of the Company, was paid $201,500, which included a cash bonus of $91,000. Mr. D. Lewis also received 446 shares of restricted stock. Mr. D. Lewis’s base salary for fiscal year 2007 is $115,800.

Messrs. C.B. Johnson, R. Johnson, R. Dean, J. Burns and D. Lewis and Ms. Bolt are entitled to receive medical, life and disability insurance coverage and other benefits available generally to employees of the Company and/or its subsidiaries.

Under a stock repurchase program authorized by the Board, the Company can repurchase shares of its common stock from time to time on the open market and in private transactions in accordance with applicable securities laws. Pursuant to this stock repurchase program, the Company repurchased shares of the Company’s common stock from, among others, certain directors, executive officers and greater than five percent (5%) beneficial owners of the Company’s common stock, and certain members of the immediate family of the foregoing persons, during fiscal year 2006 and in the current fiscal year. In particular, Mr. C.B. Johnson, Chairman of the Board, Member—Office of the Chairman and a director of the Company, sold back to the Company through his IRA, 200,000 shares of common stock for an aggregate amount of $19,228,000 on December 21, 2005. On October 31, 2006, Mr. C. B. Johnson also sold back 100,000 shares of common stock for an aggregate amount of $11,422,500. The late Mr. Harmon E. Burns, who served as a Vice Chairman, Member—Office of the Chairman and a director of the Company during fiscal year 2006, sold back to the Company 152,177 shares of common stock for an aggregate amount of $14,952,151 on August 18, 2006. On the same date, the Burns Foundation, a private foundation of which Mr. Burns was a trustee, sold back to the Company 1,500 shares of common stock for an aggregate amount of $147,383. Separately on October 31, 2006, Mr. H. Burns also sold back 100,000 shares of common stock for an aggregate amount of $11,422,500. Similarly, on the same date, Mr. R. Johnson, a Vice Chairman, Member—Office of the Chairman and a director of the Company, sold back to the Company 100,000 shares of common stock from his IRA for an aggregate amount of $11,422,500. On October 31, 2006, Mr. L. E. Woodworth, director of the Company, sold back to the Company 25,000 shares of common stock from his IRA for an aggregate amount of $2,855,625. And finally, on November 2, 2005, Mr. James R. Baio, former Executive Vice President and Chief Financial Officer of the Company, sold back to the Company 22,478 shares of common stock for an aggregate amount of $2,010,432. The price per share paid by the Company for each repurchase was the average of the high and low price of the Company’s common stock on the NYSE on the repurchase date.

In order to pay taxes due in connection with the vesting of employee and executive officer restricted stock and restricted stock unit awards under the 2002 Stock Plan and matching grants under the 1998 Employee Stock Investment Plan, as amended, the Company uses a net stock issuance method, equivalent to a stock repurchase program, to pay such taxes. Accordingly, on December 29, 2005 at a price of $94.48 per share and in connection with the vesting of certain restricted stock awards, the Company in effect purchased 763 shares from Mr. V. Advani, 458 shares from Ms. P. Alexander, 611 shares from Mr. J. Baio, 611 shares from Mr. N. Frisbie, Jr., 239 shares from Ms. H. Gibson Brady, 108 shares from Ms. B. Green, 443 shares from Ms. D. Ikeda, 422 shares from Mr. L. Kratter, 306 shares from Mr. K. Lewis, 534 shares from Mr. J. Lusk, 382 shares from Mr. M. Simpson and 825 shares from Mr. W. Yun. On January 31, 2006 and in connection with the vesting of certain matching grants, the Company in effect purchased 16 shares from Mr. J. Baio, 58 shares from Mr. N. Frisbie, Jr., 91 shares from Ms. D. Ikeda, 7 shares from Mr. L. Kratter and 69 shares from Mr. J. Lusk, all at the price of $98.50 per share. On July 31, 2006 and in connection with the vesting of certain matching grants, the Company in effect purchased 110 shares from Mr. V. Advani, 75 shares from Mr. J. Baio, 61 shares from Mr. N. Frisbie, 64 shares from Ms. D. Ikeda, 79 shares from Mr. L. Kratter, 45 shares from Mr. J. Lusk and 98 shares from Mr. Yun, all at the price of $91.456 per share. On September 29, 2006 in connection with the vesting on that day of certain restricted stock awards, the Company in effect purchased 3,742 shares from Mr. V. Advani, 464 shares from Ms. P. Alexander, 1,056 shares from Mr. J. Baio, 954 shares from Mr. N. Frisbie, Jr., 245 shares from Ms. H. Gibson Brady, 607 shares from Ms. B. Green, 410 shares from Ms. D. Ikeda, 1,318 from Mr. L. Kratter, 661 shares from Mr. K. Lewis, 741 shares from Mr. J. Lusk, 836 shares from Mr. M. Simpson, 2,030 shares from Ms. A. Tatlock and 2,507 shares from Mr. W. Yun, all at the price of $91.45 per share. In connection with the vesting of certain restricted stock awards ten days following the date the Company’s fiscal year 2006 Annual Report on Form 10-K is filed with the SEC, shares held by a number of executive officers of the Company, including each of Messrs. Advani, Frisbie, Jr., Kratter, K. Lewis, Lusk, Simpson and Yun and Mss. Alexander, Gibson Brady, Green and Ikeda, among others, will be used to cover the payment of taxes upon such vesting. The price per share paid by the Company for each purchase of shares vesting or matching prior to October 1, 2005 was the average of the high and low price of the Company’s common stock on the NYSE on the vesting or matching grant date, as applicable. The price per share paid by the Company for each purchase of shares vesting on and after October 1, 2005 is the closing price of the Company’s common stock on the NYSE on the vesting date.

A subsidiary of the Company has an agreement with AC Travel, LLC (“AC Travel”), an entity owned and controlled by Charles B. Johnson, Chairman of the Board, Member—Office of the Chairman and a director of the Company, to manage the operations of a Gulfstream III aircraft (the “Aircraft”) owned by AC Travel. Under the management agreement, the subsidiary: (a) provides consulting and management services for the operations of the Aircraft; (b) assists in the arrangement for the utilization of the Aircraft for charter activities; (c) provides flight crew personnel, including coordinating training of such personnel; (d) arranges for Aircraft maintenance; and (e) arranges for insurance and a hanger for Aircraft storage and also provides other administrative services. The initial term of the agreement was one year, with automatic one-year renewals thereafter, subject to cancellation by either party. Our subsidiary receives a monthly management fee of $10,000, and all expenses in connection with the Aircraft are either reimbursed or passed through to, and paid by, AC Travel.

From time to time, the Company has chartered the Aircraft from an independent charter company with whom AC Travel has an arrangement to provide charter services utilizing the Aircraft for use by the general public. Fees paid by the Company for such charter services are comparable to those paid by the general public. During the fiscal year ended September 30, 2006, $757,164 was paid for such services by the Company. The aggregate incremental cost of personal use of Company aircraft by Charles B. Johnson was $224,033 for fiscal year 2005 and $369,763 for fiscal year 2006, based upon rate per nautical mile of personal use as generally used by corporate aviation operators for cost and budget estimation purposes as published from time to time by Conklin & deDecker Associates, Inc. for each particular aircraft type utilized by the Company.

The Company previously provided an office to Tano Capital, LLC (“Tano”), a company owned by Charles E. Johnson, the son of Mr. C.B. Johnson, and entered into a written lease with Tano as of November 1, 2005. The written lease included the following terms: (i) the lease of approximately 2,317 square feet of office space owned by the Company in San Mateo, California; (ii) an initial term of two years with a right to extend for 3 additional one-year periods; (iii) a lease rate of $5,329.10 per month with lease rate increases of 3% during any period beyond the initial term; (iv) a guaranty by Mr. C.E. Johnson; and (v) work station furniture to be provided by the Company. The Company entered into a new lease with Tano as of September 10, 2006. The new lease replaces the November 1, 2005 lease and includes the following terms: (i) the lease of approximately 5,360 square feet of office space owned by the Company in San Mateo, California; (ii) an initial term ending October 31, 2009, with a right to extend for two additional one-year periods; (iii) a lease rate of $5,329.10 per month increasing to $12,697.84 per month following the completion of certain leasehold improvements on November 1, 2006, increasing by 3% as of the 25th month and an additional 3% each year during extension beyond the initial term; (iv) a guaranty by Mr. C.E. Johnson; (v) office and work station furniture to be provided by the Company; and (vi), the Company will reimburse Tano a pro rata portion of its incurred build out costs if the lease is terminated prior to October 31, 2011. For each of the leases with Tano, the Company obtained information from independent real estate professionals setting forth market lease rates for comparable office space in San Mateo, California. The Company believes that the leases represent a fair market rental value for the space being leased.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. The reporting officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports received or written representations from such executive officers, directors and 10% stockholders, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with during fiscal year 2006, except that (i) a gift made by Anne M. Tatlock in August 2005 was inadvertently not reported until August 2006 and (ii) a gift made by Gregory E. Johnson in March 2005 was inadvertently not reported until December 2006.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2007 and to audit the Company’s internal control over financial reporting as of September 30, 2007. During and for the fiscal year ended September 30, 2006, PricewaterhouseCoopers LLP audited and rendered opinions on the financial statements of the Company and certain of its subsidiaries, many of the open-end and closed-end investment companies managed and advised by the Company’s subsidiaries and the Franklin Resources, Inc. 1998 Employee Stock Investment Plan. PricewaterhouseCoopers LLP also rendered an opinion on the Company’s internal control over financial reporting as of September 30, 2006. In addition, PricewaterhouseCoopers LLP provides the Company with tax consulting and compliance services, accounting and financial reporting advice on transactions and regulatory filings and certain other consulting services not prohibited by applicable auditor independence requirements. See “Fees Paid to Independent Registered Public Accounting Firm” above. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007. The voting requirements for this proposal are described in the “Voting Information” section. If the appointment is not ratified, the Audit Committee may reconsider the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE FRANKLIN RESOURCES, INC. 1998 EMPLOYEE STOCK INVESTMENT PLAN

The Company’s stockholders are being asked to approve an amendment and restatement of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan (the “Employee Stock Investment Plan”), which increases the maximum number of shares of common stock authorized for issuance over the term of the Employee Stock Investment Plan by four million (4,000,000) shares. In addition, the amended and restated Employee Stock Investment Plan reflects changes for which stockholder approval is not required, including (i) extending the term of the plan from December 31, 2007 to January 31, 2018 and (ii) removing the eligibility requirement that an employee’s customary employment be at least 20 hours per week.

The Employee Stock Investment Plan offers eligible employees the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions that will be applied towards the purchase of the Company’s common stock at a discount from the then current market price. The plan also permits the Company, at its election, to set the terms and make matching grants in a uniform and non-discriminatory manner to participants who satisfy specified holding period requirements. The primary purpose of the amendment and restatement of the plan is to ensure that the Company will have a sufficient reserve of common stock available under the Employee Stock Investment Plan to provide eligible employees of the Company and its participating subsidiaries with the continuing opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan.

The Employee Stock Investment Plan was originally adopted by the Board of Directors in December 1997 and approved by the Company’s stockholders in January 1998. Amendments to the plan were adopted by the Board of Directors in December 2000 and October 2002.

The following summary describes the material features of the Employee Stock Investment Plan, as amended and restated, but is not intended to be complete and is qualified in its entirety by reference to the Employee Stock Investment Plan, a copy of which is attached as Appendix E to this Proxy Statement. In Appendix E the locations of deletions are indicated by carets “^” and additions are indicated as bracketed. Capitalized terms not otherwise defined are used as set forth in the Employee Stock Investment Plan.

Administration

The Employee Stock Investment Plan is currently administered by the Compensation Committee of the Board of Directors. Such committee, acting as the Plan Administrator, has full authority to interpret and apply the terms of the Employee Stock Investment Plan, determine eligibility and adjudicate all disputed claims under the plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

Securities Subject to the Employee Stock Investment Plan

Including the four million (4,000,000) share increase for which stockholder approval is sought under this Proposal, eight million (8,000,000) shares of common stock have been reserved for issuance over the term of the Employee Stock Investment Plan. In the event of any increase or decrease in the Company’s outstanding common stock resulting from an event such as a stock split, stock dividend, combination or reclassification or similar event, appropriate adjustments will be made to the number of shares which have been authorized for issuance, and the number and purchase price payable for shares covered by outstanding purchase rights.

Purchase Periods and Purchase Dates

Shares of common stock are offered under the Employee Stock Investment Plan through a series of purchase periods. At present, shares are offered under the Employee Stock Investment Plan through a series of overlapping purchase periods, each with a duration of twenty-four (24) months. Purchase periods currently commence on February 1 and August 1 each year, and consist of a series of successive six (6) month purchase intervals. These intervals run from February 1 until July 31 each year and from August 1 until January 31 each year. Open purchase periods under the Employee Stock Investment Plan automatically terminate if the closing selling price per share of common stock at the beginning of a new purchase period is lower than that at the beginning of the open purchase period. In that event, participants are automatically enrolled in the new purchase period.

Eligibility and Participation

Any individual, including an officer or director, who is an employee of the Company or any participating subsidiary corporation for purposes of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) for at least ten (10) days prior to the first day of a purchase period is eligible to participate in the Employee Stock Investment Plan.

Eligible employees may join a purchase period at the start of that purchase period. At present, eligible employees may join on February 1 or August 1. Eligible employees may participate in only one purchase period at a time.

As of November 30, 2006, 3,593,281 shares of common stock had been issued under the Employee Stock Investment Plan, and 406,719 shares were available for future issuance. As of November 30, 2006, the Company estimates that approximately 8,000 employees, including 17 executive officers, were eligible to participate in the Employee Stock Investment Plan.

Purchase Price

The purchase price of the common stock acquired on each purchase date will be no less than 90% of the lower of (i) the closing selling price per share of common stock on the date the purchase period begins or (ii) the closing selling price per share of common stock at the end of the related six (6) month purchase interval.

The closing selling price of the common stock on any relevant date under the Employee Stock Investment Plan will be deemed to be equal to the closing selling price per share on such date on the New York Stock Exchange (“NYSE”). On November 30, 2006, the closing selling price per share of common stock determined on such basis was $106.74 per share.

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 10%) of his or her eligible earnings each purchase period. The accumulated deductions will automatically be applied on each purchase date to the purchase of whole shares of common stock at the purchase price in effect for that purchase date. Participants are permitted to make other approved contributions prior to a purchase date in certain non-U.S. jurisdictions where payroll deductions are prohibited by law. For purposes of the Employee Stock Investment Plan, eligible earnings include base salary and commissions, including paid time off and overtime pay.

Special Limitations

The Employee Stock Investment Plan imposes certain limitations upon a participant’s right to acquire common stock, including the following:

•	Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries.

•	A participant may not be granted rights to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year in which such purchase rights are outstanding.

•	No participant may purchase more than 2,000 shares of common stock on any one purchase date.

•	A participant’s payroll deductions may be reduced to 0% when the sum of all previous payroll deductions during the calendar year equal $22,500.

Withdrawal; Termination of Purchase Rights

A participant may stop contributions to the Employee Stock Investment Plan at any time, and his or her accumulated payroll deductions will, at the participant’s election, either be refunded or applied to the purchase of common stock on the next scheduled purchase date. A participant may also withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to purchase shares. A participant’s purchase right will immediately terminate upon his or her cessation of employment for any reason, including death and permanent disability. Any payroll deductions that the participant may have made for the purchase period in which such cessation of employment occurs will be refunded and will not be applied to the purchase of common stock.

Stockholder Rights; Interest

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the purchase date. No interest accrues on participants’ payroll deductions.

Assignability

No purchase rights will be assignable or transferable by the participant, except by will or the laws of inheritance following a participant’s death.

Change in Control

In the event of (i) a merger in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the Company’s assets in connection with the liquidation or dissolution of the Company, or (ii) a merger in which the Company is the surviving entity but in which more than fifty percent of the voting power is transferred to a person different from the holders prior to the merger, then each outstanding purchase right will be assumed unless the Plan Administrator determines to shorten the purchase period then in progress by setting a new purchase date immediately prior to the effective date of the change in control. In such case, the Plan Administrator will notify participants in writing at least ten (10) business days prior to the new purchase date that either: (A) the purchase right will be automatically exercised on the new purchase date; or (B) the Company will pay to the participants on the new exercise date an amount in cash equal to the excess, if any, of the fair market value of the shares subject to the purchase right over the purchase price due had the purchase right been exercised, and accumulated payroll deductions will be returned to participants.

Share Proration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares available for issuance under the Employee Stock Investment Plan at that time, then the Plan Administrator will make a pro rata allocation of the available shares in as uniform a manner as is practicable and as it determines to be equitable.

Amendment and Termination

As amended, the Employee Stock Investment Plan will terminate on January 31, 2018, unless sooner terminated by the Plan Administrator.

The Plan Administrator may at any time terminate or amend the Employee Stock Investment Plan. However, the Plan Administrator may not, without participant consent, adversely affect options previously granted or the rights of any participant.

U.S. Federal Income Tax Consequences

Following is a summary of the principal United States Federal income taxation consequences to the Company and participants subject to U.S. taxation with respect to participation in the Employee Stock Investment Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a participant may reside.

The Employee Stock Investment Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until either there is a sale or other disposition of the shares acquired under the Employee Stock Investment Plan or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the purchase period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If a participant sells or disposes of the purchased shares more than two (2) years after his or her entry date into the purchase period in which the shares were acquired and more than one (1) year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the closing selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) ten percent (10%) of the closing selling price of the shares on the participant’s entry date into that purchase period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the closing selling price of the shares on the date of death exceeds the purchase price or (ii) ten percent (10%) of the closing selling price of the shares on his or her entry date into the purchase period in which those shares were acquired.

To the extent that the Company exercises its rights under the Employee Stock Investment Plan to make matching grants of shares of common stock to participants, the fair market value of the common stock on the date of such grants will be taxable to participants as ordinary compensation income and will be subject to withholding taxes. The Company generally will receive a tax deduction for federal income tax purposes in the amount of compensation income recognized by participants with respect to such matching grants.

Non-U.S. Income Tax Consequences

The income taxation consequences to participants and the Company (or its foreign subsidiaries) with respect to participation in the Employee Stock Investment Plan vary by country. Generally, participants are subject to taxation at the time of purchase. The employing foreign subsidiary may be entitled to a deduction in the tax year in which a participant recognizes taxable income, provided the subsidiary reimburses the Company for the cost of the benefit conferred under the Employee Stock Investment Plan.

Plan Benefits

The table below shows, as to each of the Company’s executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement and the various indicated groups, the number of shares of common stock purchased under the Employee Stock Investment Plan during fiscal year 2006, together with the weighted average purchase price paid per share.

Employee Stock Investment Plan Transactions

Name and Position	Number of Purchased Shares	Weighted Average Purchase Price
Gregory E. Johnson President and Chief Executive Officer	0	$—
Anne M. Tatlock Vice Chairman, Member—Office of the Chairman	0	$—
Vijay C. Advani Executive Vice President—Advisor Services	518.075	$43.43
William Y. Yun Executive Vice President—Institutional	518.075	$43.43
James R. Baio Executive Vice President/Chief Financial Officer/Treasurer	518.075	$43.43
All current executive officers as a group (19 persons)	4,801.463	$44.69
All current directors other than executive officers as a group (9 persons)	0	$—
All participating employees, including current officers who are not executive officers, as a group (3,317 persons)	374,199.804	$51.06

New Plan Benefits

The benefits to be received by the Company’s executive officers, directors and employees as a result of the proposed amendment and restatement of the Employee Stock Investment Plan are not determinable, since the amounts of future purchases by participants are based on elective participant contributions. If the proposed increase in authorized shares is not approved by the stockholders, the shares available for issuance under the Employee Stock Investment Plan will not be sufficient to complete the purchase scheduled for July 31, 2007 and a pro rata allocation will be made to participants. See “Share Proration” above.

RECOMMENDATION OF THE BOARD

The affirmative vote of the holders of shares of common stock having a majority of the votes present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote on the matter is required for approval of the four million (4,000,000) share increase. If you own shares through a broker, you must instruct your broker how to vote in order for your vote to be counted on this proposal. Should such stockholder approval not be obtained, then the four million (4,000,000) share increase will not be implemented and the plan will be amended with the other changes approved by the Board of Directors.

The Board of Directors believes that the amendment and restatement of the Employee Stock Investment Plan is necessary in order to provide employees with the continuing opportunity to acquire an equity interest in the Company as an incentive for them to remain in the Company’s service. For this reason, the Board of Directors recommends that the stockholders vote FOR the amendment and restatement of the Employee Stock Investment Plan.

ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS

If a stockholder intends to present any proposal in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, for consideration at the Company’s 2008 annual meeting of stockholders, the proposal must be received by the Secretary of the Company by August 31, 2007. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals.

If a stockholder submits a proposal outside of Rule 14a-8 for the Company’s 2008 annual meeting of stockholders and if such proposal is not received by November 14, 2007, then the Company’s proxy may confer discretionary authority on persons being appointed as proxies on behalf of the Company to vote on such proposal.

All proposals should be addressed in writing to: Barbara J. Green, Secretary, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906.

CONTACT THE BOARD OF DIRECTORS

Stockholders or others may contact the Board, the non-management directors or any individual director by sending a written communication appropriately addressed to:

Board of Directors

Franklin Resources, Inc.

c/o Barbara J. Green, Secretary

One Franklin Parkway

San Mateo, CA 94403-1906

You may specify whether you would prefer to direct your communication to the full Board of Directors, only the non-management directors or particular individual directors. Stockholders making such communications are encouraged to state that they are stockholders and provide the exact name in which the shares are held and the number of shares held.

In addition, the Company has established separate procedures for its employees to submit concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters and possible violations of the Company’s Code of Ethics and Business Conduct or law, which are available on the Company’s Intranet.

Non-employees may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the Audit Committee of the Board of the Directors by sending a written communication appropriately addressed to:

Audit Committee

Franklin Resources, Inc.

One Franklin Parkway

San Mateo, CA 94403-1906

THE ANNUAL REPORT

A copy of the Company’s Annual Report for fiscal year 2006, including financial statements, is being furnished concurrently herewith to all stockholders holding shares of common stock as of the Record Date. The Company’s Annual Report for fiscal year 2006 also is available for viewing on the Company’s website at “Annual Reports” under “Investor Relations”. Please read it carefully. However, the financial statements and the Annual Report do not legally form any part of this proxy soliciting material.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the Company’s common stock will be householding the Company’s Proxy Statement and Annual Report for fiscal year 2006. Accordingly, a single copy of this Proxy Statement and the Company’s Annual Report for fiscal year 2006 will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and/or annual report, please notify your bank or broker, or contact Investor Relations, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906, Telephone (650) 525-8900. The Company undertakes, upon oral or written request, to deliver promptly a separate copy of the Company’s annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the applicable document was delivered. Stockholders who currently receive multiple copies of the proxy statement and/or annual report at their address and would like to request householding of their communications should contact their bank or broker or the Company’s Investor Relations at the contact address and telephone number provided above.

FORM 10-K

The Company filed with the SEC an annual report on Form 10-K for fiscal year ended September 30, 2006. Stockholders may obtain a copy of the annual report on Form 10-K, including financial statements and schedules included in the annual report on Form 10-K, without charge, by visiting the Company’s website at www.franklintempleton.com or by writing to the Company’s Secretary, Barbara J. Green, at the Company’s principal executive offices, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906. Upon written request to the Company’s Secretary, at the address of the Company’s principal executive offices, the exhibits set forth on the exhibit index of the Company’s annual report on Form 10-K may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

By order of the Board of Directors,

Barbara J. Green

Vice President, Deputy General Counsel and Secretary

December 29, 2006

APPENDIX A

FRANKLIN RESOURCES, INC.

AUDIT COMMITTEE CHARTER

This Audit Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company”) in connection with its oversight of the Company’s management and the business affairs of the Company.

1.	Purpose. The purpose of the Audit Committee (the “Committee”) is to:

(a)	Assist the Board in fulfilling its responsibility to oversee (i) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor.

(b)	Prepare the report the Committee is required by United States Securities and Exchange Commission (the “SEC”) rules to include in the Company’s annual proxy statement.

2.	Membership.

(a)	Number. The Committee shall be comprised of not less than three members of the Board.

(b)	Qualifications.

(i)	Each member of the Committee shall be an “independent” director in accordance with the corporate governance listing standards of the New York Stock Exchange (the “NYSE”) and any other applicable securities exchanges (“Other Exchanges”). Each member of the Committee must also satisfy the additional independence requirements under the applicable rules of the SEC.

(ii)	Each member of the Committee shall, in the view of the Board, be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee shall be an “audit committee financial expert” as defined under the applicable rules of the SEC, who shall, in the judgment of the Board, have accounting or related financial management expertise in accordance with the corporate governance listing standards of the NYSE and Other Exchanges, as applicable.

(iii)	No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

(iv)	The Committee’s composition shall meet such other regulatory requirements relating to audit committees established from time to time by the NYSE, Other Exchanges, the SEC and any other applicable governmental or self-regulatory organization.

(c)	Appointment and Removal. The members of the Committee shall be appointed and may be removed by the Board.

(d)	Term. Each member of the Committee shall serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation or such time as he or she no longer meets the qualifications to serve on the Committee.

(e)	Chairman. The Committee shall designate a Chairman of the Committee from among its members from time to time.

3.	Meetings and Operations.

(a)	Meetings. The Committee shall meet on a regular basis, but not less frequently than quarterly, and hold special meetings as circumstances require. The timing of the meetings shall be determined by the Chairman of the Committee, in consultation with the other Committee members.

(b)	Meetings with Others. The Committee shall periodically meet with the internal auditor and the independent auditor in separate executive sessions to provide the opportunity for full and frank discussion without members of senior management present. The Committee shall also periodically meet separately with management.

(c)	Quorum. At all Committee meetings, a majority of the members of the Committee shall constitute a quorum for the transaction of business.

(d)	Actions. A majority of the members of the Committee shall be empowered to act on behalf of the Committee, and the action of a majority of the members of the Committee shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings.

(e)	Reporting to the Board. The Committee shall regularly report to the Board actions taken by the Committee.

4.	Authority and Responsibilities. The Committee’s function is essentially one of oversight only and shall not relieve the Company’s management of its responsibility for preparing financial statements, which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent auditor relating to the audit or review of financial statements. The Committee shall have the following authority and responsibilities:

Independent Auditor Oversight.

(a)	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to and may only be terminated by the Committee.

(b)	The Committee shall pre-approve the engagement of the independent auditor to provide any audit or permitted non-audit services to the Company. The Committee may establish pre-approval policies and procedures pursuant to which audit and permitted non-audit services may be pre-approved. The Committee may delegate the authority to grant pre-approvals to one or more designated members of the Committee. The decisions of any member (to whom authority is delegated) to pre-approve any such audit or non-audit service shall be presented to the full Committee at its scheduled meetings.

(c)	The Committee shall establish hiring policies for employees and former employees of independent auditors.

(d)	The Committee shall annually review an independent auditor’s report including (i) the independent auditor’s quality control procedures, (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues, and (iii) all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard Number 1, such as disclosure of any other relationships with the Company or management and their impact on the independent auditor’s independence.

(e)	The Committee shall evaluate the independent auditor’s qualifications, performance and independence based on a review of the independent auditor’s report described above and a review of the auditor’s work throughout the year. As part of such evaluation, the Committee shall (i) review and evaluate all senior members of the independent auditor’s team, (ii) consider whether the audit engagement team partners should be rotated more frequently than is required by law, so as to assure continuing auditor independence, (iii) consider whether the independent auditor should be rotated, so as to assure continuing auditor independence, and (iv) obtain the opinion of management and the internal auditor of the independent auditor’s performance.

Internal Auditor Oversight.

(f)	The Committee shall oversee the Company’s internal audit function and meet separately with the internal auditor to review any audit related issues. As part of such oversight, the Committee shall:

(i)	Annually review internal audit plans, responsibilities, staffing and budget of the Company’s internal audit function and the adequacy of funding to carry out the proposed work scope.

(ii)	Review and concur in the appointment, replacement or dismissal of the internal audit director.

(iii)	Discuss significant internal audit findings in appropriate detail as well as the status of past audit recommendations.

Financial Reporting Oversight.

(g)	The Committee shall meet to review and discuss with management and the independent auditor: (i) the audited financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K); (ii) the Company’s interim financial results to be included in the Company’s quarterly reports on Form 10-Q, including the specific disclosures under MD&A; and (iii) the matters required to be discussed by Statement of Auditing Standards Nos. 61, 90 and 100, as may be modified or supplemented from time to time; which review shall occur prior to the filing of Form 10-K or Form 10-Q, whichever is applicable.

(h)	The Committee shall review and generally discuss the Company’s earnings press releases, including the type and presentation of information to be included therein (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

(i)	The Committee shall review and discuss with Company’s management and the independent auditor prior to the filing of any audit report with the SEC: (i) all accounting policies, practices and judgments which may be viewed as critical; (ii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and policies; (iii) any analyses of management and/or the independent auditor setting forth significant issues regarding accounting principals, financial reporting issues and judgments made in connection with the preparation of the financial statements; (iv) all alternative treatments of financial information within generally accepted accounting principles that have been discussed by management and the independent auditor, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (v) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; and (vi) other material written communications between the independent auditor and management, such as any management letter comments or the schedule of unadjusted differences.

(j)	The Committee shall review with management and the independent auditor (i) the quality and adequacy of the Company’s internal controls, disclosure controls and procedures, and accounting procedures, including reports of material weaknesses or significant deficiencies in the design or operation of internal controls and/or any fraud that involves personnel having a significant role in internal control over financial reporting, as required to be disclosed by the Chief Executive Officer(s) and/or Chief Financial Officer in connection with their certifications for the annual or quarterly reports of the Company and/or presented in the independent auditor’s written report, a report of management or internal audit, or otherwise, and (ii) any special audit steps adopted in light of material control deficiencies.

(k)	The Committee shall provide oversight and discuss policies and procedures with respect to Company enterprise risk assessment and risk management.

(l)	The Committee shall review with the independent auditor any audit problems and/or difficulties and management’s response, and resolve any disagreements regarding financial reporting arising between the Company’s management and any independent auditor employed by the Company. The review shall also include discussion of the responsibilities, budget and staffing of the internal auditor.

Audit Committee Report.

(m)	The Committee shall prepare the annual report of the Committee, which shall be included in the Company’s annual proxy statement.

Legal and Regulatory Compliance Oversight.

(n)	The Committee shall assist the Board in overseeing the Company’s legal and regulatory compliance.

(o)	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, which procedures shall include a process for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. In addition, the Committee shall review complaints received directly by the Committee under those procedures or received through the Compliance and Ethics Hot-Line established by the Company to permit anonymous reporting of violations of the Code of Ethics and Business Conduct.

Other.

(p)	In discharging its oversight role, the Committee is authorized to investigate any matter that the Committee deems appropriate, with access to all books, records, facilities and personnel of the Company.

(q)	The Committee shall have the authority to perform any other activities it deems are appropriate, consistent with this Charter.

(r)	The Committee shall have the authority to retain independent advisors, including, but not limited to, independent counsel, auditors or other experts, at the expense of the Company, to assist in carrying out Committee responsibilities, as the Committee may deem appropriate.

(s)	The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor and advisors employed by the Committee and for ordinary administrative expenses of the Committee.

5.	Annual Performance Evaluation. The Committee shall annually review its own performance in such manner as it deems appropriate.

6.	Annual Review of Committee Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

7.	General. This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation, as amended, and Amended and Restated By-Laws, it is not intended to establish by its own force any legally binding obligations.

Last adopted by the Board on December 13, 2006.

APPENDIX B

FRANKLIN RESOURCES, INC.

COMPENSATION COMMITTEE CHARTER

This Compensation Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company” or “Franklin”) in connection with its oversight of the Company’s management and the business affairs of the Company.

1.	Purpose. The purpose of the Compensation Committee (the “Committee”) is to:

(a)	Oversee the establishment of goals and objectives related to Chief Executive Officer compensation, and determine the compensation level of the Chief Executive Officer.

(b)	Assist the Board in fulfilling its responsibility relating to (i) the compensation (and related benefits) of the executive officers of the Company, and (ii) the administration of the Company’s incentive compensation and equity-based plans that are subject to Board approval.

(c)	Discharge the Board’s responsibilities relating to compensation of the Company’s executives.

(d)	Prepare the Compensation Committee Report regarding executive compensation matters required by the rules and regulations of the Securities and Exchange Commission to be included in the Company’s Annual Report on Form 10-K, proxy statement on Schedule 14A or information statement on Schedule 14C, as applicable.

2.	Membership.

(a)	Number. The Committee shall consist of no fewer than three members of the Board.

(b)	Qualifications. Each member of the Committee shall be an “independent” director in accordance with the corporate governance listing standards of the New York Stock Exchange and any other applicable securities exchanges. In addition, each member shall qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and as a “non-employee director” for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

(c)	Appointment and Removal. The members of the Committee shall be appointed and may be removed by the Board.

(d)	Term. Each member of the Committee shall serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation or such time as he or she is no longer an “independent” director of the Board.

(e)	Chairman. The Committee shall designate a Chairman of the Committee from among its members from time to time.

3.	Meetings and Operations.

(a)	Meetings. The Committee shall meet on a regular basis, but not less frequently than quarterly, and will hold special meetings as circumstances require. The Committee may meet in executive sessions and invite one or more members of management, independent advisors or other third parties to attend as it deems appropriate. The timing of the meetings shall be determined by the Chairman of the Committee, in consultation with the other Committee members.

(b)	Quorum. At all Committee meetings, a majority of the members of the Committee shall constitute a quorum for the transaction of business.

(c)	Actions. The action of a majority of those present at a meeting, at which a quorum is present, shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings.

(d)	Reporting to the Board. The Committee shall regularly report to the Board actions taken by the Committee.

(e)	Delegation. In discharging its duties, the Committee shall have full authority to form subcommittees and delegate any or all of its duties to such subcommittees as the Committee deems appropriate.

(f)	Executive Attendance at Meetings. No executive officer should attend that portion of any meeting of the Committee during which such executive officer’s performance or compensation is discussed, unless specifically invited by the Committee.

4.	Authority and Responsibilities. The Committee shall have the following authority and responsibilities:

CEO Evaluation and Compensation.

(a)	The Committee shall (i) review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, (ii) evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and (iii) determine and approve the compensation of the Chief Executive Officer as the Committee determines is in the best interests of the Company based on this evaluation and any other factors the Committee deems appropriate.

(b)	In setting the long-term incentive component of the compensation of the Chief Executive Officer as the Committee determines is in the best interests of the Company, the Committee may consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies, the awards given to the Company’s Chief Executive Officer in past years and any other factors the Committee deems appropriate.

(c)	The Committee shall meet annually with the Chief Executive Officer to discuss the recommendations of the Chief Executive Officer concerning performance goals and the evaluation of the Chief Executive Officer of the Company’s progress toward meeting those goals.

Other Compensation Related Responsibilities.

(d)	The Committee shall review and make recommendations to the Board on the overriding compensation philosophy for the Company.

(e)	The Committee shall review and approve the compensation of the executive officers of the Company (other than the Chief Executive Officer).

(f)	The Committee shall review and approve: (i) employment agreements, severance arrangements and change in control agreements or provisions; and (ii) any special or supplemental benefits for the Chief Executive Officer and the executive officers of the Company and its subsidiaries where the amounts exceed certain threshold levels determined by the Committee from time to time.

(g)	The Committee shall review and approve deferred compensation agreements and arrangements between directors and the Company.

(h)	The Committee shall at least annually review and make recommendations to the Board on the compensation (including equity-based compensation) of the Company’s directors. In so reviewing and making recommendations on director compensation, the Committee shall consider, among other things, the following policies and principles:

(i)	that the compensation should fairly pay the directors for the work, time commitment and efforts required by directors of a company of Franklin’s size and scope of business activities, including service on Board committees;

(ii)	that a component of the compensation should be designed to align the directors’ interest with the long-term interests of the Company’s stockholders; and

(iii)	that directors’ independence may be compromised or impaired for Board or committee purposes if director compensation exceeds customary levels.

Incentive Plans.

(i)	The Committee shall make recommendations to the Board with respect to incentive compensation and equity-based plans that are subject to Board approval. The Committee shall also review and make recommendations with respect to performance or operating goals for participants in the Company’s incentive plans.

(j)	The Committee shall grant, administer, approve and ratify awards under incentive compensation and stock incentive plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans. The Committee shall also serve as the plan administrator for such incentive compensation plans, stock incentive plans and stock purchase plans as the Committee, from time to time, is so designated or as required by the Board or the plan documents.

Executive Compensation Disclosures.

(k)	Prepare the Compensation Committee Report regarding executive compensation matters required by the rules and regulations of the Securities and Exchange Commission to be included in the Company’s Annual Report on Form 10-K, proxy statement on Schedule 14A or information statement on Schedule 14C, as applicable.

Other.

(l)	The Committee shall have the authority to perform any other activities it deems are appropriate, consistent with this Charter.

(m)	The Committee shall have the sole authority to retain, at the expense of the Company, and terminate any compensation consulting firm to assist in the evaluation of director, Chief Executive Officer or executive compensation, including the authority to approve the consulting firm’s fees and other retention terms. The Committee also shall have the authority to retain other independent advisors, including, but not limited to, independent counsel or other experts, at the expense of the Company, to assist in carrying out Committee responsibilities, as the Committee may deem appropriate.

5.	Annual Performance Evaluation. The Committee shall annually review its own performance in such manner as it deems appropriate.

6.	Annual Review of Committee Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

7.	General. This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s Articles of Incorporation, as amended, and Amended and Restated By-Laws, it is not intended to establish by its own force any legally binding obligations.

Last revised as of December 13, 2006.

APPENDIX C

FRANKLIN RESOURCES, INC.

CORPORATE GOVERNANCE COMMITTEE CHARTER

This Corporate Governance Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company”) in connection with its oversight of the Company’s management and the business affairs of the Company.

1.	Purpose. The purpose of the Corporate Governance Committee (the “Committee”) is to:

(a)	Provide counsel to the Board with respect to the organization, function and composition of the Board and its committees.

(b)	Oversee the evaluation of the Board and management of the Company.

(c)	Develop and recommend to the Board corporate governance policies and procedures applicable to the Company.

(d)	Identify and recommend to the Board potential director candidates for nomination.

2.	Membership.

(a)	Number. The Committee shall be comprised of not less than three members of the Board.

(b)	Qualifications. Each member of the Committee shall be an “independent” director in accordance with the corporate governance listing standards of the New York Stock Exchange and any other applicable securities exchanges.

(c)	Appointment and Removal. The members of the Committee shall be appointed and may be removed by the Board.

(d)	Term. Each member of the Committee shall serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation or such time as he or she is no longer an “independent” director of the Board.

(e)	Chairman. The Committee shall designate a Chairman of the Committee from among its members from time to time.

3.	Meetings and Operations.

(a)	Meetings. The Committee shall meet on a regular basis, but not less frequently than quarterly, and hold special meetings as circumstances require. The Committee may meet in executive sessions and invite one or more members of management, independent advisors or other third parties to attend as it deems appropriate. The timing of the meetings shall be determined by the Chairman of the Committee, in consultation with the other Committee members.

(b)	Quorum. At all Committee meetings, a majority of the members of the Committee shall constitute a quorum for the transaction of business.

(c)	Actions. The action of a majority of those present at a meeting, at which a quorum is present, shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings.

(d)	Reporting to the Board. The Committee shall regularly report to the Board actions taken by the Committee.

(e)	Delegation. In discharging its duties, the Committee shall have full authority to form subcommittees and delegate any or all of its duties to such subcommittees as the Committee deems appropriate.

4.	Authority and Responsibilities. The Committee shall have the following authority and responsibilities:

Director Nominations.

(a)	The Committee shall develop and recommend to the Board for adoption specific, minimum qualifications that the Committee believes must be met by a potential nominee for director, including any specific qualities or skills that the Committee believes are necessary for one or more of the directors to possess.

(b)	The Committee shall develop and recommend to the Board for adoption director independence standards.

(c)	The Committee shall develop and recommend to the Board for adoption procedures by which stockholders of the Company can recommend candidates for nomination to the Board.

(d)	The Committee shall develop and recommend to the Board for adoption procedures by which director nominees are identified and evaluated by the Committee.

(e)	The Committee shall identify and evaluate candidates qualified to become potential director nominees, including any such candidates recommended by stockholders, in accordance with the minimum qualifications and procedures approved by the Board. The Committee shall recommend to the Board candidates or nominees for election as members of the Board.

(f)	The Committee shall have the sole authority to retain and terminate any search firm to assist in identifying director candidates, including the authority to approve the search firm’s fees and other retention terms.

(g)	The Committee shall recommend to the Board directors for appointment to the various committees of the Board. At least annually, the Committee shall review the composition of each committee of the Board, including the qualifications of its members, and make such recommendations to the Board for rotation of the committee members as the Committee deems appropriate.

Corporate Governance.

(h)	The Committee shall develop and recommend to the Board for adoption a set of Corporate Governance Guidelines, which shall comply with the corporate governance listing standards of the New York Stock Exchange and any other applicable securities exchanges. The Committee shall assess such guidelines, and make recommendations to the Board for changes to such guidelines, from time to time as the Committee deems appropriate.

(i)	The Committee shall develop and recommend to the Board for adoption a Code of Ethics and Business Conduct for the Company’s directors, officers and employees, which shall comply with the corporate governance listing standards of the New York Stock Exchange, any other applicable securities exchanges and the rules of the United States Securities and Exchange Commission. The Committee shall assess such code, and make recommendations to the Board for changes to such code, from time to time as the Committee deems appropriate.

(j)	The Committee shall review the anti-money laundering policies, procedures and operations of the Company on a periodic basis as the Committee deems appropriate.

(k)	The Committee shall develop and recommend to the Board for adoption such other policies or procedures regarding the corporate governance of the Company from time to time as the Committee deems appropriate.

(l)	The Committee shall make recommendations to the Board from time to time as the Committee deems appropriate regarding the structure of the various committees of the Board, including responsibilities, qualifications of the members and delegation authority.

Oversight and Evaluations.

(m)	The Committee shall oversee the evaluation of management of the Company and make recommendations to the Board as appropriate.

(n)	The Committee shall oversee the Company’s orientation for newly elected members of the Board and continuing education process for the Board and assist the Board in its implementation.

(o)	The Committee shall oversee the Board’s annual self-evaluation. In addition, the Committee shall obtain comments regarding the Board’s performance from all directors and shall report annually to the Board with an assessment of the Board’s performance.

(p)	The Committee shall oversee the annual self-evaluation of each committee of the Board. In addition, the Committee shall at least annually review each committee’s performance, including its reporting to the full Board, and make such recommendations to the Board as the Committee deems appropriate.

Other.

(q)	The Committee shall have the authority to perform any other activities it deems are appropriate, consistent with this Charter.

(r)	The Committee shall have the authority to retain independent advisors, at the expense of the Company, to assist in carrying out Committee responsibilities, as the Committee may deem appropriate.

5.	Annual Performance Evaluation. The Committee shall annually review its own performance in such manner as it deems appropriate.

6.	Annual Review of Committee Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

7.	General. This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation, as amended, and Amended and Restated By-Laws, it is not intended to establish by its own force any legally binding obligations.

Last adopted by the Board on October 16, 2006.

APPENDIX D

FRANKLIN RESOURCES, INC.

CORPORATE GOVERNANCE GUIDELINES

These Corporate Governance Guidelines (the “Guidelines”) have been adopted by the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company” or “Corporation”) in connection with its oversight of the Company’s management and business affairs.

1.	Composition of Board of Directors.

(a)	Independence of Directors. A majority of directors must be “independent” directors in accordance with the corporate governance listing standards of the New York Stock Exchange and any other applicable securities exchanges (the “Independence Rules”). In addition, at least three directors must also satisfy the additional independence requirements for audit committee members under the Independence Rules and the applicable rules of the United States Securities and Exchange Commission (the “SEC”).

(b)	Director Qualifications and Selection. The Corporate Governance Committee of the Board is responsible for establishing a policy setting forth the specific, minimum qualifications that the Corporate Governance Committee believes must be met by a nominee recommended by the Corporate Governance Committee for a position on the Board, and describing any specific qualities or skills that the Corporate Governance Committee believes are necessary for one or more of the directors to possess. Such qualifications shall include the requirements under the Independence Rules as well as consideration of the individual skills, experience and perspectives that will help create an effective Board. The Corporate Governance Committee shall establish a policy setting forth the process for identifying and evaluating nominees for directors, including the consideration of any director candidates recommended by stockholders, and shall recommend to the Board candidates for election as directors. The Board shall nominate such candidates for election as directors by the Company’s stockholders or fill vacancies that may arise.

(c)	Size of Board. The Board shall periodically evaluate the size of the Board and make any changes it deems appropriate in accordance with the Amended and Restated By-Laws of the Company (the “By-Laws”).

(d)	Term Limits. The Board does not believe that it should establish term limits for its members. The Board recognizes the value of continuity of directors who have experience with the Company and who have gained over a period of time a level of understanding about the Company and its operations that enable the director to make a significant contribution to the deliberations of the Board.

(e)	Retirement. Persons are not eligible to be recommended for nomination as a director for a term commencing on or after their 75th birthday, except for any person who beneficially owns 5% or more of the outstanding shares of the Company. Incumbent directors reaching the age of 75 during their term may complete such term.

2.	Conflicts of Interest and Other Commitments.

(a)	With respect to any matter under discussion by the Board, directors must disclose to the Board any potential conflicts of interest they may have and, if appropriate, refrain from voting on a matter in which they may have a conflict.

(b)

Each director is responsible for ensuring that other commitments do not conflict or materially interfere with the director’s responsibilities to the Company. To ensure that serving as a director of another company or any other change in circumstances such as employment, business or “immediate family” relationships (as defined under the Independence Rules) would not conflict with his or her duties to the Company, and to evaluate whether disclosure needs to be made in the Company’s proxy statement or the director’s status under the Independence Rules is changed, the director should consult the Chairman of the Board and the Corporate Secretary in advance of accepting an invitation to serve on another company’s board and should report any change in circumstances to the Corporate Secretary. The Chairman of the Board and the Corporate Secretary should report to the Corporate Governance Committee the results of such consultation.

3.	Director Responsibilities.

(a)	Duties. The directors are responsible for exercising care, loyalty and good faith and acting in a manner they reasonably believe is in the best interests of the Company and its stockholders and consistent with their fiduciary duties. In fulfilling their responsibilities, directors may ask such questions and conduct such investigations as they deem appropriate, and may reasonably rely on the information provided to them by the Company’s senior executives and its outside advisors and auditors. The directors shall be entitled to have the Company purchase directors’ and officers’ liability insurance on their behalf and receive the benefits of indemnification and exculpation to the fullest extent permitted by law, the Company’s Certificate of Incorporation, as amended (the “Certificate”), and the By-Laws and any indemnification agreements, as applicable.

(b)	Meetings and Preparation. Directors are expected to regularly attend Board meetings and meetings of committees on which they serve, to spend the time needed in preparation for such meetings and to meet as frequently as they deem necessary to properly discharge their responsibilities. In addition, directors should stay abreast of the Company’s business and markets. To the fullest extent possible, directors should review agendas and other meeting materials in advance of any Board or committee meetings.

(c)	Meeting Agendas. The Chairman of the Board and the Corporate Secretary will establish and disseminate the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

(d)	Company Representation. The Board believes that management speaks for the Company. Individual directors may, from time to time, expressly represent the Company in meetings or otherwise communicate with various third parties on the Company’s behalf. When representing the Company, it is generally expected that directors will do this with the knowledge of management and, unless warranted by unusual circumstances or as contemplated by the committee charters, only at the request of management.

4.	Executive Sessions. The non-management directors (i.e., directors who are not Company officers) will meet separately without management in regular executive sessions. The “independent” directors as defined in the Independence Rules will meet at least twice a year in executive session.

5.	Board Committees.

(a)	Committees. The Board shall have an Audit Committee, a Compensation Committee and a Corporate Governance Committee. All members of these committees will be “independent” directors, as defined in the Independence Rules. In addition, Audit Committee members shall satisfy the additional independence requirements for audit committee members under the Independence Rules and the applicable rules of the SEC. Each committee’s member shall also meet any other qualifications for service on the particular committee pursuant to the committee’s written charter.

(b)	Appointment, Removal and Term. Committee members shall be appointed and may be removed by the Board. Each member of a committee shall serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation or such time as he or she no longer meets the qualifications to serve on the committee.

(c)	Chairman. Each committee shall designate a Chairman of the committee from among its members from time to time.

(d)	Charters. Each committee shall have its own written charter. The charters will set forth the purpose, authority and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations, reporting to the Board, and annual performance evaluations of the committee. The charters of each committee will be reviewed periodically with a view toward delegating to the standing committees the full authority of the Board concerning specified matters appropriate to such committee.

(e)	Meetings. Each committee shall meet on a regular basis, but not less frequently than quarterly, and hold special meetings as circumstances require. The timing of the meetings shall be determined by the Chairman of the committee, in consultation with the other committee members. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda.

(f)	Additional Committees. The Board may, from time to time, establish or maintain additional committees as it deems appropriate and delegate to such committees such authority permitted by applicable laws and the By-Laws as the Board sees fit.

6.	Director Access to Officers, Employees and Independent Advisors.

(a)	Officers and Employees. Directors shall have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged directly by the director or through the Chief Executive Officer or the Corporate Secretary.

(b)	Independent Advisors. The Board and each Board committee shall have full and free access to the Company’s independent advisors and each shall have the power to retain legal, accounting, financial or other advisors as they may deem appropriate at the expense of the Company, without the need to obtain the prior approval of any officer of the Company. The Corporate Secretary of the Company will arrange for payment of the invoices of any such third party advisors.

7.	Director Compensation. The form and amount of director compensation will be determined by the Compensation Committee, in accordance with the policies and principles set forth in the Compensation Committee’s charter, and will be recommended to the Board for approval. The Compensation Committee also will conduct an annual review of director compensation.

8.	Director Orientation and Continuing Education.

(a)	Orientation. The Board, through its delegation of oversight to the Corporate Governance Committee, shall establish, or identify and provide access to, appropriate orientation programs, sessions or material for newly elected directors of the Company for their benefit either prior to or within a reasonable period of time after their nomination or election as a director. This orientation may include presentations by senior management to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance program, its Code of Ethics and Business Conduct and these Guidelines, its principal officers, and its internal and independent auditors. In addition, the orientation will include visits to Company headquarters and, to the extent appropriate, other of the Company’s significant facilities. All other directors are also invited to attend orientation.

(b)	Education. The Board, through its delegation of oversight to the Corporate Governance Committee, shall also identify and/or develop continuing education opportunities for the directors. Directors are encouraged to attend continuing education programs sponsored by universities, stock exchanges or other organizations. The Company will reimburse the reasonable costs and expenses associated with such programs.

9.	Management Succession. The Board shall oversee the succession planning for the management of the Company, including policies and principles for the selection and performance review of the Chief Executive Officer, as well as policies regarding succession in the event of an emergency or the retirement of the Chief Executive Officer.

10.	Company’s Long-Term Strategic Plans. The Board will periodically review with management the Company’s long-term strategic plans.

11.	Annual Performance Evaluation. The Board, through its delegation of oversight to the Corporate Governance Committee, shall annually review its own performance in such manner as it deems appropriate to determine whether the Board and its committees are functioning effectively. The full Board will discuss the evaluation to determine what action, if any, could improve Board and committee performance.

12.	Review of Corporate Governance Guidelines. The Corporate Governance Committee, as appropriate, shall periodically review and reassess the adequacy of these Guidelines to determine whether any changes are appropriate and recommend to the Board any such changes for the Board’s approval.

13.	General. These Guidelines are intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While they should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate and By-Laws, they are not intended to establish by their own force any legally binding obligations.

Last revised as of October 16, 2006

APPENDIX E

FRANKLIN RESOURCES, INC.

1998 EMPLOYEE STOCK INVESTMENT PLAN

[As Amended and Restated December 13, 2006]

The following constitute the provisions of the 1998 Employee Stock Investment Plan of Franklin Resources, Inc.

1.	Purpose.

The purpose of the Plan is to provide employees of the Company (as hereinafter defined) and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Investment Plan” under Section 423 of the Code (as hereinafter defined). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

As used herein, the following definitions shall apply:

(a) “Accrual Period” means a period of approximately six (6) months, commencing on February 1 and August 1 of each year and terminating on the next following July 31 or January 31, respectively, except with respect to the first accrual period which may be shorter if so determined by the Plan Administrator.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” means the common stock of the Company.

(e) “Company” means Franklin Resources, Inc., a Delaware corporation.

(f) “Compensation” means an Employee’s base salary [(whether such amount is reflected by one amount or several separate components making up an aggregate amount) ]and commissions from the Company including paid time off and overtime or one or more Designated Parents or Subsidiaries, including such amounts of base salary and commissions as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include bonuses, restricted stock awards, other annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, profit sharing or other employer matching contributions (other than employee deferral contributions described in the first sentence) made on the Employee’s behalf by the Company or one (1) or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(g) “Corporate Transaction” means any of the following stockholder-approved transactions to which the Company is a party:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with complete liquidation or dissolution of the Company; or

(iii) any reverse merger in which the Company is the surviving entity, but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

(h) “Designated Parents or Subsidiaries” means the Parents or Subsidiaries which have been designated by the Plan Administrator from time to time as eligible to participate in the Plan.

(i) “Effective Date” means February 1, 1998 or such later date as is designated by the Plan Administrator for the commencement of the first Purchase and Accrual Period hereunder. However, should any Designated Parent or Subsidiary become a participating company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

(j) “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on medical leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave for purposes of determining eligibility to participate in the Plan.

(k) “Enrollment Date” means the first day of each Purchase Period.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Date” means the last day of each Accrual Period.

(n) “Fair Market Value” means, as of any date, the closing price of the Common Stock on the New York Stock Exchange Composite Tape on such date. In the event such date is not a day on which the New York Stock Exchange is open for trading or the Company’s Common Stock was not traded on such date, then such closing price for the last market trading day immediately prior to such date shall be used.

(o) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(p) “Participant” means an Employee of the Company or Designated Parent or Subsidiary who is actively participating in the Plan.

(q) “Plan” means the Franklin Resources, Inc. 1998 Employee Stock Investment Plan.

(r) “Plan Administrator” means either the Board or a Committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(s) “Purchase Period” means a purchase period established pursuant to Section 4 hereof.

(t) “Purchase Price” shall mean an amount equal to Ninety Percent (90%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(u) “Reserves” means the sum of the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(v) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Eligibility.

(a) Any individual who is an Employee for the ten (10) day period prior to and including a given Enrollment Date, shall be eligible to participate in the Plan for the Purchase Period commencing with such Enrollment Date.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person which would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits such person’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted prior to any discounts provided for in such plan) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

(c) Notwithstanding subsection (a)^ above, ^Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan[ shall not be eligible to participate in the Plan for any relevant Purchase Period].

4.	Purchase Periods.

(a) The Plan shall be implemented through overlapping or consecutive Purchase Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The maximum duration of a Purchase Period shall be twenty-seven (27) months. Initially, the Plan shall be implemented through overlapping Purchase Periods of twenty-four (24) months’ duration commencing each February 1 and August 1 following the first Effective Date designated by the Plan Administrator (except that the initial Purchase Period shall commence on the Effective Date and shall end on January 31, 2000). The Plan Administrator shall have the authority to change the length of any Purchase Period and the length of Accrual Periods within any such Purchase Period subsequent to the initial Purchase Period by announcement at least ^[ten] (^[10]) days prior to the commencement of the Purchase Period and to determine whether subsequent Purchase Periods shall be consecutive or overlapping. [Notwithstanding the foregoing, in the event the Company determines it is inadvisable to issue and/or purchase shares of Common Stock under the Plan as of any Exercise Date, issuances and/or purchases under the Plan shall be delayed until a date specified by the Plan Administrator.]

(b) A Participant will be granted a separate option for each Purchase Period in which such individual participates. The option shall be granted on the Enrollment Date and will be automatically exercised in successive installments on the Exercise Dates ending within the Purchase Period.

(c) An Employee may participate in only one Purchase Period at a time. Accordingly, except as provided in subsection 4(d) below, an Employee who wishes to join a new Purchase Period must withdraw from the current Purchase Period in which such Employee is participating and must also enroll in the new Purchase Period prior to the Enrollment Date for that Purchase Period.

(d) If on the first day of any Accrual Period in a Purchase Period in which a Participant is participating, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Enrollment Date of the Purchase Period (after taking into account any adjustment during the Purchase Period pursuant to Section 18(a)), the Purchase Period shall be terminated automatically and the Participant shall be enrolled automatically in the new Purchase Period which has its first Accrual Period commencing on that date, provided the Participant is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

(e) Except as otherwise specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Purchase Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Purchase Period.

5.	Participation.

(a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement^[, substantially] in the form of Exhibit “A” to this Plan^[, whether in hard copy or in electronic form, authorizing payroll deductions and submitting] it with the designated payroll office of the Company at least fifteen (15) days prior to the Enrollment Date for the Purchase Period in which such participation will commence, unless a later time for ^[submitting] the subscription agreement is set by the Plan Administrator for all eligible Employees with respect to a given Purchase Period.

(b) Payroll deductions for a Participant shall commence with the first payroll period following the Enrollment Date and shall end on the last complete payroll period during the Purchase Period, unless sooner terminated by the Participant as provided in Section 10.

6.	Payroll Deductions.

(a) At the time a Participant files a subscription agreement, such Participant shall elect to have payroll deductions made during the Purchase Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which such Participant receives during the Purchase Period.

(b) All payroll deductions made for a Participant shall be credited to such Participant’s account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account[, except as may be required to comply with the laws of certain non-U.S. jurisdictions where payroll deductions may be prohibited by law].

(c) A Participant may discontinue participation in the Plan as provided in Section 10, or may decrease the rate of payroll deductions during the Purchase Period by completing and filing with the Company a new subscription agreement authorizing a decrease in the payroll deduction rate. The decrease in rate shall be effective with the first full payroll period commencing fifteen (15) days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A Participant may increase the rate of payroll deductions for a future Purchase Period by filing with the Company a new subscription agreement authorizing an increase in the payroll deduction rate within fifteen (15) days (unless the Company elects to process a given change in participation more quickly) before the commencement of the upcoming Purchase Period. A Participant’s subscription agreement shall remain in effect for successive Purchase Periods unless terminated as provided in Section 10. The Plan Administrator shall be authorized to limit the number of payroll deduction rate changes during any Purchase Period.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions may be decreased to 0% at such time during any Accrual Period which is scheduled to end during the current calendar year (the “Current Accrual Period”) that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Accrual Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Accrual Period equal $22,500. Payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement at the beginning of the first Accrual Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

7.	Grant of Option.

(a) On the Enrollment Date, each Participant in such Purchase Period shall be granted an option to purchase on each Exercise Date of such Purchase Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date by the applicable Purchase Price; provided (i) that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof, and (ii) the maximum number of shares of Common Stock a Participant will be permitted to purchase in any Accrual Period will be two thousand (2,000) shares, subject to adjustment as provided in Section 18 hereof. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Purchase Period.

(b) The Company may, in its sole discretion, provide matching grants in a uniform and non-discriminatory manner (in whole or partial shares) of Common Stock to Participants who satisfy specified ongoing holding period requirements with respect to shares purchased hereunder upon such terms and conditions as are determined from time to time by the Plan Administrator.

8.	Exercise of Option.

Unless a Participant withdraws from the Plan as provided in Section 10 below, such Participant’s option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of shares (including fractional shares) subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in such Participant’s account. The Plan Administrator shall be authorized to establish procedures for the handling of fractional shares, including the distribution of cash in lieu thereof. Notwithstanding the foregoing, any amount remaining in the Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423 (b) (8) of the Code, shall be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by such Participant.

9.	Delivery.

Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares purchased upon exercise of such Participant’s option. The shares purchased under the Plan may also be delivered in uncertificated form by way of an electronic transfer to the brokerage account of participant.

10.	Withdrawal; Termination of Employment.

(a) A Participant may withdraw all, but not less than all of the payroll deductions credited to such Participant’s account and not yet used to exercise such Participant’s option under the Plan at any time by giving at least fifteen (15) days prior written notice to the Company[, substantially] in the form of Exhibit “B” to this Plan[, whether in hard copy or electronic form]. All of the Participant’s payroll deductions credited to such Participant’s account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant’s option for the Purchase Period will be automatically terminated, and no further payroll deductions will be made during the Purchase Period. If a Participant withdraws from a Purchase Period, payroll deductions will not resume at the beginning of the succeeding Purchase Period unless the Participant delivers a new subscription agreement to the Company.

(b) Upon a Participant’s ceasing to be an Employee for any reason or upon termination of a Participant’s employment relationship (as described in Section 2(j)), the payroll deductions credited to such Participant’s account during the Purchase Period, but not yet used to purchase shares will be returned to such Participant or, in the case of such Participant’s death, to the person or persons entitled thereto under Section 14, and such Participant’s option will be automatically terminated.

11.	Interest.

No interest shall accrue on the payroll deductions credited to a Participant’s account under the Plan under any circumstances or at any time.

12.	Stock.

(a) The maximum number of shares of Common Stock which shall be made available for sale or as a matching grant under the Plan shall be ^[eight] million (^[8,000,000]) shares, subject to adjustment upon changes in capitalization of the Company as provided for in Section 18. If on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Plan Administrator shall make a pro rata allocation of the shares remaining available for purchase among the Participants in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) A Participant will have no interest or voting right in shares covered by such Participant’s option until such shares are actually purchased on such Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and such Participant’s spouse.

13.	Administration.

The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all persons.

14.	Designation of Beneficiary.

(a) Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant (and such Participant’s spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Plan Administrator), the Plan Administrator, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Plan Administrator, then to such other person as the Plan Administrator may designate.

15.	Transferability.

Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant, nor shall it be subject to attachment or other legal process of whatever nature. Provided, however, that the shares purchased under the Plan may also be delivered in uncertificated form by way of an electronic transfer to the brokerage account of participant. Any such attempt at assignment, attachment, transfer, pledge or other disposition shall be without effect, except that the Plan Administrator may treat such act as an election to withdraw funds from a Purchase Period in accordance with Section 10.

16.	Use of Funds.

All payroll deductions received along with any other funds held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or funds.

17.	Reports.

Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.	Changes in Capitalization; Corporate Transactions.

(a) Subject to any required action by the stockholders of the Company, the Reserves, as well as the Purchase Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Such adjustment shall be made by the Plan Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided for herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Plan Administrator may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

(b) [Corporate Transactions.] In the event of a proposed Corporate Transaction, each option under the Plan shall be assumed ^by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator ^, in the exercise of its sole discretion and in lieu of such assumption, ^[determines] to shorten the Purchase Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Plan Administrator shortens the Purchase Period then in progress in lieu of assumption ^in the event of a Corporate Transaction, the Plan Administrator shall notify each Participant in writing, at least ten (10) [business ]days prior to the New Exercise Date, that the Exercise Date for ^[the] Participant’s option has been changed to the New Exercise Date and that ^[either:]

[(1) the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Purchase Period as provided in Section 10; or]

[(2) the Company shall pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the excess, if any, of (i) the Fair Market Value of the shares subject to the option over (ii) the Purchase Price due had the Participant’s option been exercised automatically under Subsection (b)(1) above. In addition, all remaining accumulated payroll deduction amounts shall be returned to the Participant.]

[(c) For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of option comparability shall be made by the Plan Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.]

19.	Amendment or Termination of the Plan[.]

(a) The Plan Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18[ or this Section 19], no such termination can affect options previously granted, provided that a Purchase Period may be terminated by the Plan Administrator on any Exercise Date if the Plan Administrator determines that the termination of the ^[Purchase Period] is in the best interests of the Company and its stockholders. Except as provided in Section 18[ or this Section 19], no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to change the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during Purchase Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable and which are consistent with the Plan.

[(c) On December 13, 2006, the Board approved an amendment and restatement of the Plan to (i) increase the maximum number of shares which shall be made available for sale or as a matching grant under the Plan to eight million (8,000,000) shares, (ii) extend the term of the Plan to January 31, 2018, and (iii) remove, for Purchase Periods occurring on and after the date the Board approved such amendment and restatement, the provision that Employees will not be eligible to participate in the Plan for any relevant Purchase Period if such Employee’s customary employment is less than 20 hours per week. The increase in the maximum number of shares available requires the approval of the Company’s stockholders.]

20.	Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.

21.	Conditions Upon Issuance of Shares.

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. In addition, no options shall be exercised or shares issued hereunder before the Plan shall have been approved by stockholders of the Company ^ in [accordance with] Section ^[423 of the Code].

22.	Term of Plan.

The Plan shall become effective upon January 1, 1998. It shall continue ^[until January 31, 2018] unless sooner terminated under Section 19. The first Effective Date under the Plan shall be determined as set forth in Section 2(i).

^23.	No Employment Rights.

The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

^24.	Effect of Plan.

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

^25.	Applicable Law.

The laws of the State of ^[Delaware] (excluding that body of law pertaining to its conflicts of law) will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

EXHIBIT A

FRANKLIN RESOURCES, INC.

1998 EMPLOYEE STOCK INVESTMENT PLAN

SUBSCRIPTION AGREEMENT

☐	Original Application	Enrollment Date:

☐	Change in Payroll Deduction Rate

☐	Change of Beneficiary(ies)

I,                                 , hereby elect to participate in the Franklin Resources, Inc. 1998 Employee Stock Investment Plan (the “Plan”), for the Purchase Period                          to                         , and hereby subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan. Capitalized terms not otherwise defined herein are used as defined in the Plan. I have received a copy of the complete Plan and understand that my participation in the Plan is in all respects subject to the terms of the Plan.

I hereby authorize payroll deductions in the amount of         % of my Compensation from each paycheck during the Purchase Period. I understand that this amount must not be less than one percent (1%) and not more than ten percent (10%) of my Compensation during the Offering Period and that no fractional percentages are permitted. I further understand that:

(1)	all payroll deductions made by me shall be credited to my account under the Plan;

(2)	I may not make any additional payments into such account;

(3)	all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan;

(4)	except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Exercise Date of each Accrual Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose;

(5)	no interest will be credited on funds held in my account at any time for any reason including, but not limited to, before or after the purchase of shares under the Plan or in connection with any refund caused by my withdrawal from the Plan;

(6)	I may discontinue my participation in the Plan at any time prior to an Exercise Date as provided in Section 10 of the Plan;

(7)	I can decrease the rate of my payroll deductions in whole percentage increments to not less than one percent (1%) on one (1) occasion only during any Accrual Period by completing and filing a new Subscription Agreement with such decrease taking effect as of the beginning of the payroll period following the date of filing of a new Subscription Agreement, filed at least fifteen (15) days prior to the beginning of such payroll period;

(8)	I may not increase the rate of my payroll deductions during any Purchase Period.

(9)	I may increase or decrease the rate of deductions for future Purchase Periods by filing a new Subscription Agreement, and that any such change will be effective as of the beginning of the next Purchase Period;

(10)	unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Purchase Period.

Until I request the delivery of certificates, shares purchased for me under the Plan shall be owned by me beneficially and shall be held in street name of the nominee of the third party administrator selected by the Plan

Administrator to administer the Plan records or in such other nominee name as shall be designated from time to time by the Plan Administrator. Upon delivery, shares should be issued in the name(s) of (name of employee or employee and spouse only):

                                                                                                                                                                                                                             .

In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan

NAME: (Please print)

(First)	(Middle)	(Last)	(Address)

(Relationship)

I understand that if I dispose (an “Early Disposition”) of any shares received by me pursuant to the Plan within two (2) years after the Enrollment Date or within one (1) year after the Exercise Date for such shares (the “Minimum Holding Period”), I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the Fair Market Value of the shares on the Exercise Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their Fair Market Value on the Exercise Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss. I hereby agree to notify the Company in writing within thirty (30) days after the date of any such Early Disposition.

If I dispose of shares purchased under the Plan at any time after expiration of such Minimum Holding Period, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the Fair Market Value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) ten percent (10%) of the Fair Market Value of shares on the Enrollment Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon any disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or Early Disposition of Common Stock by me.

I understand that my ability to participate in the Plan is subject to my consent to access[, and acknowledgement of having accessed,] the Plan prospectus [in connection with the Form S-8 registration statement for the Plan, any updates thereto, ]and the Plan (collectively, the “Plan Documents”) in electronic form through the People Page on the Company’s Intranet. By signing below and participating in the Plan, ^[I]: (i) consent to access electronic copies (instead of receiving paper copies) of the Plan Documents via the Company’s Intranet; (ii) represent that ^[I] have access to the Company’s Intranet; (iii) acknowledge receipt of the electronic copies, or that ^[I am] already in possession of paper copies, of the Plan Documents and the Company’s most recent ^[annual report to stockholders;] (iv) acknowledge that^[I am] familiar with and agree to participate in the Plan subject to the terms and provisions of the Plan Documents[ and (v) consent to access and receive in the future electronic copies via the Company’s Intranet or otherwise of all documents made a part of, or incorporated by reference into, the Plan Documents in the future as well as any other reports, proxy statements and other communications distributed in the future to security holders of the Company generally].

^[I acknowledge that I] may receive[, without charge, upon written or oral request,] paper copies of [any or all of ]the Plan Documents ^[, documents incorporated by reference in the Form S-8 registration statement for the Plan, and the Company’s most recent annual report to stockholders or any other documents described in the preceding paragraph by requesting them from Stock Administration at the Company,] One Franklin Parkway, San Mateo, CA 94403-1906. [Telephone (650) 525-8037. I further acknowledge that I may also withdraw my consent to receive any or all documents electronically by notifying Stock Administration at the above address in writing.]

I understand that the tax information contained herein is only a summary of some of the basic provisions of the Code and related regulations applicable to the Plan in effect as of the date of execution of this Subscription Agreement and is subject to change. I further understand that the Company is not giving tax advice and that I should consult a tax advisor of my choice concerning the tax implications of the purchase and sale of stock under the Plan.

I hereby agree to be bound by the terms of the Plan and acknowledge that the effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

SPOUSE’S SIGNATURE

SIGNATURE:	(necessary if beneficiary is not spouse)

EMPLOYEE NAME:
(Signature)

DATE:
(Print name)

EXHIBIT B

FRANKLIN RESOURCES, INC.

1998 EMPLOYEE STOCK INVESTMENT PLAN

NOTICE OF WITHDRAWAL

The undersigned Participant in the Purchase Period of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan which began on                     , hereby notifies the Company that such Participant hereby withdraws from the Purchase Period. Such Participant hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited such Participant’s account with respect to such Purchase Period. The undersigned understands and agrees that the option for such Purchase Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Purchase Period and the undersigned shall be eligible to participate in succeeding Purchase Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

FRANKLIN RESOURCES, INC. ONE FRANKLIN PARKWAY SAN MATEO, CA 94403

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Franklin Resources, Inc. in mailing proxy materials, you can consent to receiving all future annual meeting notices, proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Franklin Resources, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ FRANK1 KEEP THIS PORTION FOR YOUR RECORDS
– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRANKLIN RESOURCES, INC.

Vote on Directors

1.	ELECTION OF DIRECTORS:

Nominees:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
01-Samuel H. Armacost	08-Thomas H. Kean
02-Charles Crocker	09-Chutta Ratnathicam
03-Joseph R. Hardiman	10-Peter M. Sacerdote
04-Robert D. Joffe	11-Laura Stein	☐	☐	☐
05-Charles B. Johnson	12-Anne M. Tatlock
06-Gregory E. Johnson	13-Louis E. Woodworth
07-Rupert H. Johnson, Jr.

		For	Against	Abstain

Vote on Proposals

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2007.	☐	☐	☐

3.	To approve an amendment and restatement of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan, including an increase of 4,000,000 shares authorized for issuance under the plan.	☐	☐	☐

4.	In their discretion, the proxy holders are authorized to vote on other business matters that are properly brought at the meeting or any adjournments or postponements thereof.

Note: Please sign exactly as your name appears on the proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

FRANKLIN RESOURCES, INC.

THIS PROXY CARD/VOTING INSTRUCTION FORM IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

With this proxy, the stockholder signing below appoints Charles B. Johnson, Gregory E. Johnson, and Barbara J. Green (the “proxy holders”), or any one of them, as the stockholder’s proxies with full power of substitution. The stockholder appoints the proxy holders collectively and as individuals, to vote all the stockholder’s shares of Franklin Resources, Inc. (“Franklin”) common stock at the Annual Meeting of Stockholders, and at any and all adjournments or postponements of the meeting, on the matters set forth on the reverse side of this card. This proxy card also provides voting instructions for shares held in the Franklin Templeton Profit Sharing 401(k) Plan as described in the proxy statement. The Annual Meeting of Stockholders will be held on Thursday, January 25, 2007, at 10:00 a.m., Pacific Standard Time, in the H.L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California.

The Board of Directors has solicited this proxy and it will be voted as specified on this proxy card on the proposals proposed by Franklin listed on the reverse side. If you do not mark any votes or abstentions, this proxy will be voted FOR all nominees to the Board of Directors, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2007 and FOR the amendment and restatement of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan. If any other matters come before the meeting to be voted on, the proxy holders named in this proxy will vote, act and consent on those matters in their discretion.

Continued on the reverse side. Must be signed and dated on the reverse side.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.